Filed Pursuant to Rule 424(b)(5)
Registration No. 333-259389
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Maximum aggregate offering price(1)(2)	Amount of registration fee(2)(4)
0.25% Convertible Senior Notes due 2026	$2,875,000,000	$313,662.50
Class A ordinary shares, par value $0.0005 per share	—(3)	—
(1)	Includes 0.25% Convertible Senior Notes due 2026 (“notes”) that may be purchased by the underwriters pursuant to their option to purchase additional notes to cover over-allotments, if any.
(2)	Calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)
Includes an indeterminate number of Class A ordinary shares represented by ADSs issuable upon conversion of the notes and, pursuant to Rule 416 under the Securities Act, that may be issued in connection with stock splits, stock dividends or similar transactions.

(4)
Pursuant to Rule 457(i) under the Securities Act, there is no additional registration fee with respect to the Class A ordinary shares represented by ADSs issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

Prospectus Supplement
(to Prospectus dated September 8, 2021)
US$2,500,000,000

Sea Limited
0.25% Convertible Senior Notes due 2026
Convertible into American Depositary Shares,
each currently representing one Class A ordinary share
We are offering US$2,500,000,000 principal amount of our 0.25% Convertible Senior Notes due 2026 (the “notes”). The notes will bear interest at a rate of 0.25% per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2022. The notes will mature on September 15, 2026.
Holders may convert their notes at their option prior to the close of business on the business day immediately preceding June 15, 2026 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2021 (and only during such calendar quarter), if the last reported sale price of American Depositary Shares (“ADSs”), each representing as of the date of this prospectus supplement one Class A ordinary share of Sea Limited, par value US$0.0005 per share, for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” (as defined below) per US$1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the ADSs and the conversion rate on each such trading day; (3) if we call such notes for an optional redemption, a cleanup redemption or a tax redemption as described below; or (4) upon the occurrence of specified corporate events. On or after June 15, 2026 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time. Upon conversion, we will pay or deliver, as the case may be, cash, ADSs, or a combination of cash and ADSs, at our election, as described in this prospectus supplement.
The conversion rate will initially be 2.0964 ADSs per US$1,000 principal amount of notes (equivalent to an initial conversion price of approximately US$477.01 per ADS). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or following our delivery of a notice of optional redemption, cleanup redemption or tax redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or such notice of optional redemption, cleanup redemption or tax redemption, as the case may be.
We may redeem for cash all or any part of the notes, at our option, on or after September 15, 2024, if the last reported sale price of the ADSs has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. We refer to the redemption at our option on or after September 15, 2024 as an “optional redemption” in this prospectus supplement. In addition, we may redeem for cash all but not part of the notes at any time if less than US$250 million aggregate principal amount of notes remains outstanding at such time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. We refer to such redemption at our option as a “cleanup redemption” in this prospectus supplement. We may also redeem for cash all but not part of the notes in the event of certain tax law changes as described herein under “Description of the Notes—Tax Redemption.” We refer to the redemption in the event of such tax law changes as a “tax redemption” in this prospectus supplement. No sinking fund is provided for the notes.
If we undergo a fundamental change, subject to certain conditions and a limited exception described in this prospectus supplement, holders may require us to repurchase for cash all or part of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes, will rank equal in right of payment to any of our indebtedness that is not so subordinated (including our existing notes), will rank effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness and will rank structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries and consolidated affiliated entities. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all such secured debt has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.
Concurrently with this offering, we are offering 11,000,000 ADSs (or up to 12,650,000 ADSs if the underwriters of that offering exercise their option to purchase additional ADSs in full), in an underwritten offering pursuant to a separate prospectus supplement and accompanying prospectus (the “ADS Offering”). This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy ADSs. The completion of this offering of notes is not contingent on the completion of the concurrent ADS Offering, and the completion of the concurrent ADS Offering is not contingent on the completion of this offering of notes.
We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. The ADSs are listed on the New York Stock Exchange under the symbol “SE.” The last reported sale price of the ADSs on the New York Stock Exchange on September 9, 2021 was US$322.60 per ADS.
Investing in the notes involves a high degree of risk. See the “Risk Factors” beginning on page S-14 of this prospectus supplement, in any accompanying prospectus and in any documents incorporated by reference into this prospectus supplement.
Neither the United States Securities and Exchange Commission nor any state securities commission or any regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Note	Total
Price to public(1)	US$1,000	US$2,500,000,000
Underwriting discounts and commissions	US$10	US$25,000,000
Proceeds, before expenses, to us	US$990	US$2,475,000,000
(1)	Plus accrued interest, if any, from September 14, 2021.
We have granted the underwriters an option to purchase up to an additional US$375,000,000 aggregate principal amount of the notes on the same terms and conditions as set forth above within 30 days of the date of this prospectus supplement to cover over-allotments.
The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants against payment in New York, New York on or about September 14, 2021.
Book-Running Managers
Goldman Sachs (Asia) L.L.C.	J.P. Morgan	BofA Securities
Prospectus Supplement dated September 9, 2021

PROSPECTUS SUPPLEMENT
PROSPECTUS
You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any other offering materials we file with the United States Securities and Exchange Commission (the “SEC”). We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any other offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriters to subscribe for and purchase, any of the notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, from time to time, we may offer and sell any combination of the securities described in the accompanying prospectus in one or more offerings. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of the notes and supplements information contained in the accompanying prospectus and certain documents incorporated by reference into the accompanying prospectus. The second part consists of the accompanying prospectus dated September 8, 2021 and included in the registration statement on Form F-3 (No. 333-259389), which gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not be applicable to this offering.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any previously filed document incorporated by reference into this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.
You should carefully read the accompanying prospectus, this prospectus supplement, the documents incorporated by reference in the accompanying prospectus and this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision, together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,
•	“2023 convertible notes” refers to our 2.25% convertible senior notes due 2023, which were issued in June 2018;
•	“2024 convertible notes” refers to our 1.00% convertible senior notes due 2024, which were issued in November 2019;
•	“2025 convertible notes” refers to our 2.375% convertible senior notes due 2025, which were issued in May 2020;
•	“ADSs” refers to the American Depositary Shares, each of which represents one of our Class A ordinary shares, par value US$0.0005 per share;
•	“bookings” refers to GAAP revenue for the digital entertainment segment plus change in digital entertainment deferred revenue;
•	“Class A ordinary shares” refers to our Class A ordinary shares, par value US$0.0005 per share;
•	“Class B ordinary shares” refers to our Class B ordinary shares, par value US$0.0005 per share;
•
“gross merchandise value” or “GMV” refers to the value of orders of products and services on our Shopee marketplace. Our calculation of GMV for our e-commerce platform includes shipping and other charges;

•
“orders” refers to each confirmed order from a transaction between a buyer and a seller for products and services on our e-commerce platform, even if such order includes multiple items, during the specified period, regardless of whether the transaction is settled or if the item is returned;

•	“our Form 20-F” refers to our annual report on Form 20-F for the year ended December 31, 2020, filed with the SEC on April 16, 2021;
•	“our region” comprises the seven distinct markets of Indonesia, Taiwan, Vietnam, Thailand, the Philippines, Malaysia and Singapore;
•	“shares” or “ordinary shares” refer to our Class A ordinary shares, par value US$0.0005 per share, and our Class B ordinary shares, par value US$0.0005 per share; and
S-ii

•	“we,” “us,” “the company,” “our group,” “our” or “Sea” refers to Sea Limited, a Cayman Islands exempted company, its consolidated subsidiaries and its consolidated affiliated entities.
Unless otherwise specifically indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment option to purchase additional notes in this offering and no exercise by the underwriters of their option to purchase additional ADSs in the concurrent ADS Offering.
S-iii

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These forward-looking statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Form 20-F, that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “could,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to,” “potential” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:
•	our goals and strategies;
•	our future business development, financial condition, financial results, and results of operations;
•	the expected growth in, and market size of, the digital entertainment, e-commerce and digital financial services industries in the markets where we operate, including segments within those industries;
•	expected changes in our revenue, costs or expenditures;
•	our ability to continue to source, develop and offer new and attractive online games and to offer other engaging digital entertainment content;
•	the expected growth of our digital entertainment, e-commerce and digital financial services businesses;
•	our expectations regarding growth in our user base, level of engagement and monetization;
•	our ability to continue to develop new technologies and/or upgrade our existing technologies;
•	our expectation regarding the use of proceeds from our financing activities, including this offering and the concurrent ADS Offering;
•	growth and trends of our markets and competition in our industries;
•	government policies and regulations relating to our industries;
•	general economic and business conditions in our markets; and
•
the impact of widespread health developments, including the COVID-19 pandemic, and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shutdowns and other restrictions on travel and commercial, social and other activities, and the availability of effective vaccines or treatments) which could, among other things, impact the business and manufacturing activities of our ecosystem participants, disrupt the global supply chain including those of our sellers on our platforms and merchant partners, and negatively affect consumer discretionary spending.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus supplement (including our Form 20-F and the other information incorporated by reference herein) include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual
S-iv

results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements are made only as of the date of this prospectus supplement and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information more fully described elsewhere in this prospectus supplement and within the materials incorporated by reference herein. Because it is a summary, it does not contain all the information that you should consider before buying the securities offered by this prospectus supplement. You should read the entire prospectus supplement and the materials incorporated by reference in their entirety, including the “Risk Factors” section in this prospectus supplement, the risks outlined under the heading “Risk Factors” in our Form 20-F and our consolidated financial statements and the related notes incorporated by reference into this prospectus supplement before deciding to invest in the securities. In addition, any reference to or description of our concurrent ADS Offering herein is wholly subject to the other prospectus supplement pursuant to which such ADSs are being offered, and you should not rely on this prospectus supplement in making an investment decision to purchase such ADSs.
We are a leading global consumer internet company founded in Singapore in 2009. Our mission is to better the lives of consumers and small businesses with technology. We operate three core businesses across digital entertainment, e-commerce, as well as digital payments and financial services, known as Garena, Shopee, and SeaMoney, respectively. Garena is a leading global online games developer and publisher. Shopee is the largest pan-regional e-commerce platform in Southeast Asia and Taiwan. SeaMoney is a leading digital payments and financial services provider in Southeast Asia.
For more information about us, see “Item 4. Information on the Company” in our Form 20-F and our Report on Form 6-K furnished with the SEC on September 8, 2021.
Our principal executive offices are located at 1 Fusionopolis Place, #17-10, Galaxis, Singapore 138522. Our telephone number at this address is +65 6270-8100. Our registered office in the Cayman Islands is at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our corporate website is www.sea.com. The information contained on our website is not part of this prospectus supplement.

THE OFFERING
The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the notes, see the section entitled “Description of the Notes” in this prospectus supplement that supplements the “Description of Debt Securities” section of the accompanying prospectus. For a more detailed description of our ADSs issuable upon conversion of the notes, see the sections entitled “Description of American Depositary Shares” and “Description of Share Capital” in the accompanying prospectus. With respect to the discussion of the terms of the notes on the cover page, in this section and in the section entitled “Description of the Notes,” the words “we,” “our,” “us,” “our company” and “Sea” refer to Sea Limited and not to its subsidiaries or its consolidated affiliated entities.
Issuer
Sea Limited, a Cayman Islands exempted company.
Notes Offered
US$2,500,000,000 principal amount of 0.25% Convertible Senior Notes due 2026 (the “notes”) plus up to an additional US$375,000,000 principal amount of the notes pursuant to the underwriters’ over-allotment option.
Maturity
The notes will mature on September 15, 2026, unless earlier repurchased, redeemed or converted.
Interest Rate
The notes will bear interest at a rate of 0.25% per year. Interest on the notes will accrue from September 14, 2021 and will be payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2022. We will pay additional interest, if any, at our election, as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of the Notes—Events of Default.”
Conversion Rights
Holders may convert their notes at their option prior to the close of business on the business day immediately preceding June 15, 2026, in integral multiples of US$1,000 principal amount, only under the following circumstances:
•
during any calendar quarter commencing after the calendar quarter ending on December 31, 2021 (and only during such calendar quarter), if the last reported sale price of the ADSs for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•	during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” (as defined under “Description of the Notes—Conversion

Rights—Conversion upon Satisfaction of Trading Price Condition”) per US$1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the ADSs and the conversion rate on each such trading day;
•
if we call such notes for an optional redemption, a cleanup redemption or a tax redemption, at any time prior to the close of business on the second business day immediately preceding the related redemption date; or

•	upon the occurrence of specified corporate events described under “Description of the Notes—Conversion Rights—Conversion upon Specified Corporate Events.”
On or after June 15, 2026 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes, in integral multiples of US$1,000 principal amount, at their option at any time.
The conversion rate for the notes is initially 2.0964 ADSs, each representing as of the date of this prospectus supplement one Class A ordinary share of Sea, par value US$0.0005 per share, per US$1,000 principal amount of notes (equivalent to an initial conversion price of approximately US$477.01 per ADS), subject to adjustment as described in this prospectus supplement.
Upon conversion, we will pay or deliver, as the case may be, cash, ADSs or a combination of cash and ADSs, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and ADSs, the amount of cash and ADSs, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as described herein). See “Description of the Notes—Conversion Rights—Settlement upon Conversion.”
In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances as described under

“Description of the Notes— Conversion Rights—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change.”
Moreover, if we deliver a notice of optional redemption, cleanup redemption or tax redemption (each as described below), we will, under certain circumstances, increase the conversion rate for a holder that elects to convert its notes called for redemption in connection with such optional redemption, cleanup redemption or tax redemption, as described under “Description of the Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption.”
You will not receive any additional cash payment or additional ADSs representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, ADSs or a combination of cash and ADSs paid or delivered, as the case may be, to you upon conversion of a note.
Optional Redemption
We may redeem for cash all or any part of the notes, at our option, on or after September 15, 2024, if the last reported sale price of the ADSs has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. We refer to the redemption at our option on or after September 15, 2024 as “optional redemption” in this prospectus supplement.
No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.
We will give notice of any optional redemption not less than 44 nor more than 60 scheduled trading days before the redemption date (provided that if we elect physical settlement for conversions that occur during the related redemption period (as defined below under “Description of the Notes—Conversion Rights—General”), we may provide not less than 10 business days’ nor more than 30 business days’ notice before the redemption date) to the trustee, the conversion agent (if other than the trustee), the paying agent (if other than the trustee) and each holder of notes selected for redemption. See “Description of the Notes—Optional Redemption.”
Cleanup Redemption
We may redeem for cash all but not part of the notes at any time if less than US$250 million aggregate principal amount of notes remains outstanding at such time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. We refer to such redemption at our option as “cleanup redemption” in this prospectus supplement.
We will give notice of any cleanup redemption not less than 44 nor more than 60 scheduled trading days before the redemption date (provided that if we elect physical settlement for conversions that occur during the related redemption period, we may provide not less than 10 business days’ nor more than 30 business days’ notice before the redemption date) to the trustee, the conversion agent (if other than the trustee), the paying agent (if other than the trustee) and each holder of notes. See “Description of the Notes—Cleanup Redemption.”
Tax Redemption
If we have, or on the next interest payment date would, become obligated to pay any additional amounts (other than de minimis amounts) as a result of (i) any change or amendment on or after the date of this prospectus supplement in the laws or any rules or regulations of a relevant taxing jurisdiction, or (ii) any change on or after the date of this prospectus supplement in an interpretation, administration or application of such laws, rules or regulations, as further described under “Description of the Notes—Tax Redemption,” we may, at our option, redeem all but not part of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date and any additional amounts with respect to such redemption price. We refer to the redemption in the event of such tax law changes as “tax redemption” in this prospectus supplement.
We will give notice of any tax redemption not less than 44 nor more than 60 scheduled trading days before the redemption date (provided that if we elect physical settlement for conversions that occur during the related redemption period, we may provide not less than 10 business days’ nor more than 30 business days’ notice before the redemption date) to the trustee, the conversion agent (if other than the trustee), the paying agent (if other than the trustee) and each holder of notes. See “Description of the Notes—Tax Redemption.”
Upon our giving a notice of tax redemption, a holder may elect not to have its notes redeemed, in which case such holder would not be entitled to receive the additional amounts referred to in “Description of the Notes—Additional Amounts” after the redemption date.
Repurchase upon Fundamental Change
If we undergo a “fundamental change” (as defined in this prospectus supplement under “Description of the Notes—Repurchase upon Fundamental Change”), subject to certain conditions and a limited exception described in this prospectus supplement, holders may require us to repurchase for cash all or part of their notes in principal amounts of US$1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of the Notes— Repurchase upon Fundamental Change.”
Additional Amounts
All payments and deliveries made by, or on behalf of, us or any successor to us under or with respect to the notes, including, but not limited to, payments of principal (including, if applicable, the redemption price and the fundamental change repurchase price), payments of interest and payments of cash and/or deliveries of ADSs (together with payments of cash for any fractional ADS, if applicable) upon conversion, will be made without withholding or deduction, unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required by certain jurisdictions, we will pay such additional amounts as may be necessary to ensure that the net amount received by the holders of the notes after such withholding or deduction (and after deducting any taxes on the additional amounts) will equal the amounts that would have been received by such holders had no such withholding or deduction been required, subject to certain exceptions set forth under “Description of the Notes—Additional Amounts.”
Ranking
The notes will be our general senior unsecured obligations and will rank:
•	senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;

•
equal in right of payment to any of our indebtedness that is not so subordinated, including our outstanding 2025 convertible notes, our outstanding 2024 convertible notes and our outstanding 2023 convertible notes (the “existing notes”);

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries and consolidated affiliated entities.
As of June 30, 2021, our total consolidated indebtedness was US$1.28 billion. As of June 30, 2021, our subsidiaries and consolidated affiliated entities had an aggregate of US$3.67 billion of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and deferred revenue) to which the notes would have been structurally subordinated.
The indenture governing the notes will not limit the amount of debt that we, our subsidiaries and our consolidated affiliated entities may incur.
Use of Proceeds
We estimate the net proceeds from this offering of approximately US$2.5 billion (or approximately US$2.8 billion if the underwriters exercise their over-allotment option to purchase additional notes in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us and after giving effect to the reimbursement by the underwriters to us of certain of our expenses in connection to this offering. The net proceeds amount has given effect to the reimbursement by the underwriters to us of certain of our expenses in connection with this offering. See “Plan of Distribution.”
We intend to use the net proceeds from this offering and the concurrent ADS Offering for business expansion and other general corporate purposes, including potential strategic investments and acquisitions.
See “Use of Proceeds” for additional information.
Book-Entry Form
The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Absence of a Public Market for the Notes
The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.
Our ADSs
As of the date of this prospectus supplement, each ADS represents one Class A ordinary share of Sea Limited, par value US$0.0005 per share, that are held on deposit with the custodian for The Bank of New York Mellon, as depositary. Upon conversion of the notes, you may receive ADSs if we elect to settle conversion of notes through delivery of ADSs or a combination of cash and ADSs. As an ADS holder, you will not be treated as one of our shareholders, but you will have rights as provided in the deposit agreement. Under the deposit agreement, you may instruct the depositary to vote the underlying Class A ordinary shares representing your ADSs. You must pay applicable fees and expenses of the depositary for each cancellation of an ADS, or distribution of securities by the depositary or certain other depositary services as described under “Description of American Depositary Shares—Fees and Expenses” in the accompanying prospectus.
Tax Considerations
For certain Cayman Islands, Singapore and U.S. federal income tax considerations of the holding, disposition and conversion of the notes, and the holding and disposition of the ADSs and Class A ordinary shares represented by such ADSs. See “Taxation.”
Concurrent Offering
Concurrently with this offering, we are offering 11,000,000 ADSs (or up to 12,650,000 ADSs if the underwriters of that offering exercise their option to purchase additional ADSs in full), pursuant to a separate prospectus supplement and accompanying prospectus. Neither the completion of this offering nor the concurrent ADS Offering is contingent on the completion of the other, so it is possible that this offering occurs and the ADS Offering does not, and vice versa. We cannot assure you that the concurrent ADS Offering will be completed on the terms described above, or at all. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy ADSs.
New York Stock Exchange Symbol for the ADSs
The ADSs are listed on New York Stock Exchange under the symbol “SE.”
Trustee, Paying Agent, Transfer Agent, Conversion Agent and Registrar
Wilmington Trust, National Association

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA
You should read the following information in conjunction with our Form 20-F, our audited consolidated financial statements for the years ended December 31, 2018, 2019 and 2020, our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2020 and 2021 and related notes and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.
The following summary consolidated statements of operations data for the years ended December 31, 2018, 2019, and 2020 and for the six months ended June 30, 2020 and 2021 and selected consolidated balance sheet data as of December 31, 2019 and 2020 and June 30, 2021 have been derived from our audited consolidated financial statements for the years ended December 31, 2018, 2019 and 2020 and our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2020 and 2021, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. The summary consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, our audited consolidated financial statements and our unaudited interim condensed consolidated financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. Our historical results are not necessarily indicative of results expected for future periods.
Certain of our selected quarterly results of operations included in this section “Summary Consolidated Financial and Other Data” of this prospectus supplement have not been reviewed, and none have been audited, by our auditor, Ernst & Young LLP. Consequently, potential investors in this offering should not rely on such information to provide the same quality of information associated with information that has been subject to an audit or review. Potential investors in this offering must exercise caution when using such information to evaluate our financial condition and results of operations.
	For the Year Ended December 31,			For the Six Months Ended June 30,
	2018	2019	2020	2020	2021
	(US$ in thousands, except for number of shares and per share data)
Summary Consolidated Statements of Operations Data:
Revenue:
Service revenue
Digital entertainment	462,464	1,136,017	2,015,972	753,629	1,805,602
E-commerce and other services	270,049	822,659	1,777,330	631,264	1,772,040
Sales of goods	94,455	216,702	582,362	212,061	466,550
Total revenue	826,968	2,175,378	4,375,664	1,596,954	4,044,192
Cost of revenue:
Cost of service
Digital entertainment	(267,359)	(435,905)	(702,329)	(299,231)	(540,936)
E-commerce and other services	(446,281)	(907,518)	(1,743,773)	(673,815)	(1,491,286)
Cost of goods sold	(98,570)	(227,035)	(580,657)	(216,282)	(435,667)
Total cost of revenue	(812,210)	(1,570,458)	(3,026,759)	(1,189,328)	(2,467,889)
Gross profit	14,758	604,920	1,348,905	407,626	1,576,303
Operating income (expenses):
Other operating income	9,799	15,890	189,645	57,925	147,095
Sales and marketing expenses	(705,015)	(969,543)	(1,830,875)	(694,665)	(1,600,284)
General and administrative expenses	(240,781)	(385,865)	(657,215)	(271,480)	(491,850)
Research and development expenses	(67,529)	(156,634)	(353,785)	(139,933)	(313,693)
Total operating expenses	(1,003,526)	(1,496,152)	(2,652,230)	(1,048,153)	(2,258,732)
Operating loss	(988,768)	(891,232)	(1,303,325)	(640,527)	(682,429)
Interest income	11,520	33,935	24,804	15,206	14,969

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2018	2019	2020	2020	2021
	(US$ in thousands, except for number of shares and per share data)
Interest expense	(31,295)	(48,208)	(148,243)	(67,927)	(49,606)
Investment gain (loss), net	8,603	11,794	(17,820)	58,968	(19,770)
Changes in fair value of convertible notes	41,259	(472,877)	(87)	(87)	—
Foreign exchange gain (loss)	4,801	(2,031)	(38,567)	12,687	6,094
Loss before income tax and share of results of equity investees	(953,880)	(1,368,619)	(1,483,238)	(621,680)	(730,742)
Income tax expense	(4,088)	(85,864)	(141,640)	(51,058)	(126,216)
Share of results of equity investees	(3,066)	(3,239)	721	(1,588)	1,198
Net loss	(961,034)	(1,457,722)	(1,624,157)	(674,326)	(855,760)
Net (profit) loss attributable to the non-controlling interests	(207)	(5,077)	6,101	(148)	(372)
Net loss attributable to Sea Limited’s ordinary shareholders	(961,241)	(1,462,799)	(1,618,056)	(674,474)	(856,132)
Loss per share:
Basic and diluted	(2.84)	(3.35)	(3.39)	(1.45)	(1.65)
Weighted average shares used in loss per share computation:
Basic and diluted	338,472,987	436,601,801	477,264,888	464,344,956	519,037,660
	As of December 31,		As of June 30,
	2019	2020	2021
	(US$ in thousands)
Selected Consolidated Balance Sheet Data:
Total current assets	4,410,139	8,939,004	9,397,098
Cash and cash equivalents	3,118,988	6,166,880	4,645,383
Restricted cash	434,938	859,192	1,328,060
Prepaid expenses and other assets	535,187	1,054,229	1,202,889
Loans receivable, net of allowance for credit losses	—	285,937	762,485
Short-term investments	102,324	126,099	962,141
Total non-current assets	814,030	1,516,667	2,125,949
Property and equipment, net	318,620	386,401	442,122
Operating lease right-of-use assets, net	182,965	234,555	388,073
Long-term investments	113,797	190,482	286,372
Prepaid expenses and other assets	65,684	204,804	301,104
Deferred tax assets	70,340	99,904	114,862
Goodwill	30,952	216,278	476,334
Total assets	5,224,169	10,455,671	11,523,047
Total current liabilities	2,362,366	4,636,067	5,883,597
Accrued expenses and other payables	980,805	2,033,461	2,670,816
Advances from customers	65,062	161,379	206,383
Deferred revenue	1,097,868	2,150,165	2,538,838
Total non-current liabilities	1,689,151	2,399,365	2,040,525
Deferred revenue	160,708	343,297	396,138
Convertible notes	1,356,332	1,840,406	1,282,496
Total liabilities	4,051,517	7,035,432	7,924,122
Total Sea Limited shareholders’ equity	1,162,424	3,382,912	3,560,167
Total shareholders’ equity	1,172,652	3,420,239	3,598,925
Total liabilities and shareholders’ equity	5,224,169	10,455,671	11,523,047

Selected Annual and Quarterly Results of Operations
	For the Three Months Ended									For the Year Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	December 31, 2018	December 31, 2019	December 31, 2020
	(US$ in thousands)
Revenue:
Service revenue
Digital entertainment	229,478	329,058	404,082	369,683	383,946	568,981	693,362	781,335	1,024,267	462,464	1,136,017	2,015,972
E-commerce and other services(1)	165,741	229,740	296,515	266,545	364,719	489,500	656,566	772,382	999,658	270,049	822,659	1,777,330
Sales of goods(1)	40,932	51,339	76,627	78,692	133,369	153,679	216,622	209,927	256,623	94,455	216,702	582,362
Total revenue	436,151	610,137	777,224	714,920	882,034	1,212,160	1,566,550	1,763,644	2,280,548	826,968	2,175,378	4,375,664
Cost of revenue:
Cost of service
Digital entertainment	(94,952)	(117,194)	(139,117)	(142,692)	(156,539)	(194,738)	(208,360)	(248,240)	(292,696)	(267,359)	(435,905)	(702,329)
E-commerce and other services	(198,431)	(240,037)	(294,685)	(285,524)	(388,291)	(458,321)	(611,637)	(674,538)	(816,748)	(446,281)	(907,518)	(1,743,773)
Cost of goods sold	(45,324)	(49,738)	(78,570)	(79,904)	(136,378)	(151,534)	(212,841)	(195,457)	(240,210)	(98,570)	(227,035)	(580,657)
Total cost of revenue	(338,707)	(406,969)	(512,372)	(508,120)	(681,208)	(804,593)	(1,032,838)	(1,118,235)	(1,349,654)	(812,210)	(1,570,458)	(3,026,759)
Gross profit	97,444	203,168	264,852	206,800	200,826	407,567	533,712	645,409	930,894	14,758	604,920	1,348,905
Operating income (expenses):
Other operating income	2,437	3,985	6,015	25,316	32,609	59,023	72,697	75,088	72,007	9,799	15,890	189,645
Sales and marketing expenses	(198,074)	(251,751)	(341,740)	(308,316)	(386,349)	(470,988)	(665,222)	(678,922)	(921,362)	(705,015)	(969,543)	(1,830,875)
General and administrative expenses	(101,267)	(99,265)	(109,705)	(126,933)	(144,547)	(196,730)	(189,005)	(248,858)	(242,992)	(240,781)	(385,865)	(657,215)
Research and development expenses	(35,059)	(43,599)	(49,467)	(64,586)	(75,347)	(104,345)	(109,507)	(141,130)	(172,563)	(67,529)	(156,634)	(353,785)
Total operating expenses	(331,963)	(390,630)	(494,897)	(474,519)	(573,634)	(713,040)	(891,037)	(993,822)	(1,264,910)	(1,003,526)	(1,496,152)	(2,652,230)
Operating loss	(234,519)	(187,462)	(230,045)	(267,719)	(372,808)	(305,473)	(357,325)	(348,413)	(334,016)	(988,768)	(891,232)	(1,303,325)
Interest income	10,800	9,727	9,396	9,291	5,915	5,323	4,275	7,518	7,451	11,520	33,935	24,804
Interest expense	(10,182)	(10,793)	(17,167)	(24,609)	(43,318)	(45,427)	(34,889)	(26,939)	(22,667)	(31,295)	(48,208)	(148,243)
Investment gain (loss), net	866	1,904	6,977	5,111	53,857	(13,715)	(63,073)	(9,462)	(10,308)	8,603	11,794	(17,820)
Changes in fair value of convertible notes	(31,756)	1,774	(6,775)	(87)	—	—	—	—	—	41,259	(472,877)	(87)
Foreign exchange gain (loss)	1,062	7,174	(7,614)	21,529	(8,842)	(20,482)	(30,772)	5,631	463	4,801	(2,031)	(38,567)
Loss before income tax and share of results of equity investees	(263,729)	(177,676)	(245,228)	(256,484)	(365,196)	(379,774)	(481,784)	(371,665)	(359,077)	(953,880)	(1,368,619)	(1,483,238)
Income tax expense	(15,278)	(27,370)	(36,011)	(23,237)	(27,821)	(46,416)	(44,166)	(51,025)	(75,191)	(4,088)	(85,864)	(141,640)
Share of results of equity investees	(1,089)	(1,051)	(681)	(1,070)	(518)	928	1,381	599	599	(3,066)	(3,239)	721
Net loss	(280,096)	(206,097)	(281,920)	(280,791)	(393,535)	(425,262)	(524,569)	(422,091)	(433,669)	(961,034)	(1,457,722)	(1,624,157)

Note:
(1) E-commerce GAAP Revenue*	162,615	226,396	302,590	263,195	443,035	618,704	842,215	922,294	1,155,193	269,578	834,295	2,167,149
*
E-commerce GAAP Revenue consists of GAAP marketplace revenue (which mainly consists of transaction-based fees and advertising income and revenue generated from other value-added services) and GAAP product revenue (which mainly consists of revenue generated from direct sales).

Selected Operating Data
The table below sets forth certain operating metrics of our digital entertainment, e-commerce and digital financial services businesses for the periods indicated.
	For the Three Months Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Digital Entertainment
Bookings (US$ in billions)	0.5	0.7	0.9	1.0	1.1	1.2
Game QAUs (in millions)	402.1	499.8	572.4	610.6	648.8	725.2
Game QPUs (in millions)	35.7	49.9	65.3	73.1	79.8	92.2
E-commerce
GMV (US$ in billions)	6.2	8.0	9.3	11.9	12.6	15.0
Orders (in billions)	0.4	0.6	0.7	1.0	1.1	1.4
Digital Financial Services
Mobile wallet total payment volume (US$ in billions)	1.1	1.6	2.2	2.9	3.4	4.1
Mobile wallet QPUs (in millions)	10.5	15.6	17.9	23.2	26.1	32.7

RISK FACTORS
An investment in our notes involves risks. Before you decide to buy our notes, you should consider carefully all of the information in this prospectus supplement as well as the section titled “Risk Factors” included in the accompanying prospectus and all the documents incorporated herein by reference, including the risk factors set forth under “Item 3. Key Information—D. Risk Factors” in our Form 20-F. Any of these risks could have a material adverse effect on our business, prospects, financial condition and results of operations. In any such case, the trading price of the ADSs and the value of the notes and the Class A ordinary shares may decline, and you could lose all or part of your investment. Please see “Where You Can Find More Information About Us” and, in the accompanying prospectus, “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus supplement by reference.
Risks Related to the Notes and this Offering
The notes are effectively subordinated to our secured debt and structurally subordinated to any liabilities of our subsidiaries and consolidated affiliated entities.
The notes will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated, including our existing notes; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries and consolidated affiliated entities. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all such secured debt has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.
The indenture governing the notes will not prohibit us from incurring additional senior debt or secured debt, nor will it prohibit any of our consolidated subsidiaries or our consolidated affiliated entities from incurring additional liabilities.
As of June 30, 2021, our total consolidated indebtedness was US$1.28 billion. As of June 30, 2021, our subsidiaries and consolidated affiliated entities had an aggregate of US$3.67 billion of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and deferred revenue) to which the notes would have been structurally subordinated.
The notes are exclusively our obligations and our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries and consolidated affiliated entities.
The notes are exclusively our obligations and are not guaranteed by any of our operating subsidiaries or consolidated affiliated entities. A substantial portion of our consolidated assets is held by, and substantially all of our business is conducted through, our subsidiaries and consolidated affiliated entities. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and consolidated affiliated entities and upon the ability of such subsidiaries or consolidated affiliated entities to provide us with cash, whether in the form of dividends, loans, service fees or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries and consolidated affiliated entities are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans, service fees or other distributions to us from such subsidiaries or consolidated affiliated entities may be subject to regulatory contractual and other restrictions and are subject to other business considerations.
Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.
Regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.
We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the ADSs underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on the ADSs in lieu of or in addition to short selling the ADSs.
The SEC and other regulatory and self-regulatory authorities have in the past implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including the ADSs). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts or affects the ability of investors in, or potential purchasers of, the notes to effect short sales of the ADSs, borrow the ADSs or enter into swaps on the ADSs could adversely affect the trading price and the liquidity of the notes.
Volatility in the market price and trading volume of the ADSs could adversely impact the trading price of the notes.
The capital markets in recent years have experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of the ADSs could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or in the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our users, competitors or business partners regarding their own performance, as well as industry conditions and general financial, economic and political instability, as well as developments with respect to the COVID-19 global pandemic. A decrease in the market price of the ADSs would likely adversely impact the trading price of the notes. The market price of the ADSs could also be affected by possible sales of the ADSs by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving the ADSs. This trading activity could, in turn, affect the trading prices of the notes.
We may incur substantially more debt or take other actions which would intensify the risks discussed above.
We and our subsidiaries and consolidated affiliated entities may be able to incur substantial additional debt in the future, some of which may be secured debt. We are not restricted under the terms of the indenture governing the existing notes and we will not be restricted under the terms of the indenture governing the notes offered hereby, respectively, from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the relevant indentures that could have the effect of diminishing our ability to make payments on the notes when due.

We entered into certain capped call transactions in connection with our existing notes which may affect the volatility and value of the ADSs.
In connection with the offering of our 2024 convertible notes and 2025 convertible notes, we entered into certain capped call transactions with certain financial institutions. These capped call transactions are generally expected to reduce the potential dilution to our Class A ordinary shares and ADSs upon any conversion of our 2024 convertible notes and 2025 convertible notes and/or offset any cash payments we may be required to make in excess of the principal amount of such converted 2024 convertible notes and 2025 convertible notes, as the case may be, with such reduction and/or offset subject to a cap.
The capped call counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to our ADSs and/or purchasing or selling our ADSs or other securities of ours in secondary market transactions prior to the maturity of our 2024 convertible notes and 2025 convertible notes (and are likely to do so during any observation period (as defined in the indentures governing our 2024 convertible notes and 2025 convertible notes) related to any conversion of our 2024 convertible notes and 2025 convertible notes). This activity could cause or avoid an increase or a decrease in the market price of our ADSs or our 2024 convertible notes and 2025 convertible notes.
We may not have the ability to raise the funds necessary to settle conversions of the notes offered herein or the existing notes in cash, to repurchase the notes or the existing notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or to repurchase the notes.
Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, as described under “Description of the Notes—Repurchase upon Fundamental Change.” In addition, upon conversion of the notes, unless we elect to deliver solely ADSs to settle such conversion (other than paying cash in lieu of delivering any fractional ADS), we will be required to make cash payments in respect of the notes being converted as described under “Description of the Notes—Conversion Rights—Settlement upon Conversion.” Our other indebtedness , including our existing notes, may contain similar protections concerning the holders’ rights to require us to repurchase their notes upon the occurrence of a fundamental change (as defined in the terms of our other indebtedness), as well as similar provisions related to our right to redeem our other indebtedness and to pay cash to settle conversions of our other indebtedness. We may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of the notes and/or our other indebtedness surrendered therefor or settle in cash the notes and/or our other indebtedness being converted. In addition, our ability to repurchase the notes or our existing notes or to pay cash upon conversions of the notes or our existing notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase the notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. There would be similar consequences under the indentures governing our other indebtedness in case of a failure to repurchase such notes or pay the redemption price or to pay any required cash upon conversion. A default under the indenture governing the notes offered hereby could also be a default under the indentures for our other indebtedness (and vice versa) and could also lead to a default under agreements governing any outstanding future indebtedness. If the repayment of our other indebtedness or any outstanding future indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase or redeem the notes or make cash payments upon conversions thereof.
Redemption may adversely affect your return on the notes.
Except as described under “Description of the Notes—Cleanup Redemption” and “Description of the Notes—Tax Redemption,” we may not redeem the notes prior to September 15, 2024. We may redeem for cash all or any part of the notes, at our option, on or after September 15, 2024, if the last reported price of the ADSs has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, we may choose to redeem the notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. See “Description of the Notes—Optional Redemption.”
Any repurchase or conversion of the notes may affect the value of the notes and our ADSs.
We may repurchase the notes from time to time. Any repurchase of the notes or our existing notes could affect the trading price of ADSs and the value of the notes outstanding at the time.
We expect that certain holders of our existing notes, who may sell such existing notes in any repurchase by us or convert their respective existing notes, may terminate various derivative transactions with respect to our ADSs and/or purchase our ADSs in the market to terminate their existing hedge positions in connection with our other indebtedness. Any repurchase of our existing notes could have the effect of raising or maintaining the trading price of our ADSs above levels that would otherwise have prevailed, or preventing or slowing a decline in the trading price of our ADSs.
To the extent that holders of our existing notes purchase any new equity-linked securities of ours at the time of, or in conjunction with, any such repurchase, we expect certain of such holders to sell ADSs in the market and/or enter into various derivatives transactions with respect to our ADSs. This activity could have the effect of decreasing (or reducing the size of any increase in) the trading price of our ADSs below the level that would otherwise have prevailed.
We have not determined a specific use for the net proceeds from this offering and our concurrent ADS Offering and we may use these proceeds in ways with which you may not agree.
We have not determined a specific use for the net proceeds of this offering and our concurrent ADS Offering, and our management will have considerable discretion in deciding how to apply these proceeds. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment and discretion of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that would improve our results of operations or increase the ADS price, nor that these net proceeds will be placed only in investments that generate income or appreciate in value pending their use.
This offering is not contingent on the consummation of the concurrent ADS Offering.
The consummation of this offering and the consummation of the concurrent ADS Offering are not contingent on each other. Accordingly, if you decide to purchase the notes in this offering, you should be willing to do so whether or not we complete the concurrent ADS Offering.
The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.
In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of the Notes—Conversion Rights.” If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely ADSs (other than paying cash in lieu of delivering any fractional ADS), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital. Our existing notes have a conditional conversion feature that is substantially the same as the conditional conversion feature of the notes.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.
Under Accounting Standards Codification 470-20, Debt with Conversion and Other Options (“ASC 470-20”), an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet, and reduces the notes’ carrying value. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of the ADSs and the trading price of the notes.
In addition, we currently intend to account for convertible debt securities, that may be settled entirely or partly in cash utilizing the if-converted method, the effect of which is that conversion will not be assumed for purposes of computing diluted earnings per share if the effect would be antidilutive. Under the if-converted method, for diluted earnings per share purposes, convertible debt is antidilutive whenever its interest, net of tax and nondiscretionary adjustments, per share of common equity obtainable on conversion exceeds basic earnings per share. Dilutive convertible securities will be assumed to have been converted at the beginning of the period (or at time of issuance, if later), and the resulting shares of common equity will be included in the denominator. Moreover, interest charges applicable to the convertible debt will be added back to the numerator. We cannot assure you that the accounting standards in the future will continue to permit the use of the if-converted method. If we are unable to use the if-converted method in accounting for the Class A ordinary shares underlying the ADSs issuable upon conversion of the notes (and our existing notes), then our diluted earnings per share may be affected.
In August 2020, the Financial Accounting Standards Board, which we refer to as FASB issued an amendment of the FASB Accounting Standards Codification relating to the accounting for convertible instruments and contracts in an entity’s own equity (the “Accounting Standards Amendments”). Under the Accounting Standards Amendments, an entity will no longer be required to separately account for the liability and equity components of convertible debt instruments. This could have the impact of reducing non-cash interest expense, and thereby increasing net income. We cannot be sure whether the Accounting Standards Amendments, or other changes that may be made to the current accounting standards related to the notes or otherwise, could have an adverse impact on our financial statements.
The sales of ADSs in past registered offerings and the concurrent ADS Offering, as well as future sales of Class A ordinary shares, ADSs or convertible securities in the public market, could lower the trading price for the ADSs, adversely impact the trading price of the notes and result in dilution to existing shareholders.
Concurrently with this offering, we are offering 11,000,000 ADSs (or up to 12,650,000 ADSs if the underwriters of that offering exercise their option to purchase additional ADSs in full), pursuant to a separate prospectus supplement. The ADSs that we offered through registered offerings in the past and in the concurrent ADS Offering have been or will be registered on a registration statement and as a result have or would become freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. In connection with this offering and the concurrent ADS Offering, we and our directors and executive officers have agreed, subject to certain exceptions, not to sell any of the ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for such ordinary shares or ADSs for 90 days following the date of this prospectus supplement.
In addition, substantial numbers of Class A ordinary shares and ADSs are reserved for issuance upon conversion of the notes and our existing notes as well as in connection with our share incentive awards. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for the ADSs. The issuance and/or sale of substantial amounts of ordinary shares or ADSs, or the perception that such issuances and sales may occur (including due to anticipated conversion of certain of our other indebtedness and/or our other indebtedness offered hereby, depending on the prevailing trading price of our ADSs at the time), could adversely affect the trading price of the notes and the trading price of the ADSs and impair our ability to raise capital through the sale of additional equity or equity-linked securities. Any current or future sales of Class A ordinary shares or ADSs in the public market by us will result in dilution to our existing shareholders. In addition, if one or more holders of the notes or our existing notes elects to convert the notes, as applicable, unless we elect to satisfy our conversion obligations solely by paying cash, we expect that the settlement of such conversions will result in dilution to our existing shareholders.
Holders of notes will not be entitled to any rights with respect to the Class A ordinary shares or the ADSs, but will be subject to all changes made with respect to them to the extent our conversion obligation includes ADSs.
Holders of the notes will not be entitled to any rights with respect to our Class A ordinary shares or the ADSs (including, without limitation, voting rights and rights to receive any dividends or other distributions on the Class A ordinary shares) prior to the conversion date relating to such notes (if we elect to settle the relevant conversion by delivering solely ADSs (other than paying cash in lieu of delivering any fractional ADS)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and ADSs in respect of the relevant conversion), but holders of the notes will be subject to all changes affecting our Class A ordinary shares or the ADSs. For example, if an amendment is proposed to our memorandum and articles of association requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its notes (if we elect to settle the relevant conversion by delivering solely ADSs (other than paying cash in lieu of delivering any fractional ADS)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and ADSs in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our Class A ordinary shares or the ADSs.
The conditional conversion feature of the notes could result in your receiving less than the value of the ADSs into which the notes would otherwise be convertible.
Prior to the close of business on the business day immediately preceding June 15, 2026 you may convert your notes only if specified conditions are met. If the specified conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, ADSs or a combination of cash and ADSs, as applicable, into which the notes would otherwise be convertible.
Upon conversion of the notes, holders may receive less valuable consideration than expected because the value of the ADSs may decline after holders exercise their conversion right and before we settle our conversion obligation.
Under the notes, a converting holder will be exposed to fluctuations in the value of the ADSs during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.
Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, ADSs, or a combination of cash and ADSs. If we elect to satisfy our conversion obligation in cash or a combination of cash and ADSs, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average price of the ADSs for each trading day in a 40-trading-day observation period described under “Description of the Notes—Conversion Rights—Settlement upon Conversion.” Accordingly, if the price of the ADSs decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of the ADSs at the end of such period is below the average volume-weighted average price of the ADSs during such period, the value of any ADSs that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of ADSs that you will receive.
If we elect to satisfy our conversion obligation solely in ADSs upon conversion of the notes, we will be required to deliver the ADSs, together with cash for any fractional ADS, as described in “Description of the Notes—Conversion Rights—Settlement upon Conversion.” Accordingly, if the price of the ADSs decreases prior to our delivery of ADSs to you, the value of the ADSs that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.
The notes are not protected by restrictive covenants.
The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries or consolidated affiliated entities. The indenture will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of the Notes—Repurchase upon Fundamental Change,” “Description of the Notes—Conversion Rights—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change” and “Description of the Notes—Consolidation, Merger and Sale of Assets.”
The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change, an optional redemption, a cleanup redemption or a tax redemption may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption.
If a make-whole fundamental change occurs prior to the maturity date or we elect to call the notes for an optional redemption, a cleanup redemption or a tax redemption, under certain circumstances, we will increase the conversion rate by a number of additional ADSs for notes converted in connection with such make-whole fundamental change or such redemption. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective or we deliver notice of such redemption and the price paid (or deemed to be paid) per ADS in such transaction or the average market price per ADS prior to such notice, as described below under “Description of the Notes—Conversion Rights—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change” or “—Adjustment to Conversion Rate upon Conversion in Connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption.” The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change or such redemption may not adequately compensate you for any lost value of your notes as a result of such transaction or such redemption. In addition, if the price paid (or deemed paid) per ADS in the transaction or the market price prior to such redemption is greater than US$2,000 per ADS or less than US$318 per ADS (in each case, subject to adjustment), no additional ADSs will be added to the conversion rate for the notes. Moreover, in no event will the conversion rate per US$1,000 principal amount of notes as a result of this adjustment exceed 3.1446 ADSs, subject to adjustments in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.”
Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change or such redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
Upon any optional redemption, cleanup redemption or tax redemption of the notes or any conversion of the notes in connection with a related redemption notice, the cash comprising the redemption price, in the case of an optional redemption, a cleanup redemption or a tax redemption, or the applicable conversion rate, in the case of a conversion in connection with a redemption notice, as applicable, may not fully compensate you for future interest payments or lost time value of your notes.
On or after September 15, 2024, we may optionally redeem for cash all or any part of the notes, at our option, if the last reported sale price of ADSs has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. We may also redeem for cash all but not part of the notes at any time if less than US$250 million aggregate principal amount of notes remains outstanding at such time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, if we have, or on the next interest payment date would, become obligated to pay any additional amounts (other than de minimis amounts) in event of certain tax law changes as described under “Description of the Notes—Tax Redemption,” we may, at our option, redeem all but not part of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date and any additional amounts with respect to such redemption price. If we call the notes for an optional redemption, a cleanup redemption or a tax redemption, you may convert all or any portion of your notes called for redemption at any time prior to the close of business on the second business day immediately preceding the redemption date. Upon such redemption or conversion, the cash comprising the redemption price, in the case of an optional redemption, a cleanup redemption or a tax redemption, or the applicable conversion rate, in the case of a conversion in connection with a related redemption notice, in either case, may not fully compensate you for any future interest payments that you would have otherwise received or any other lost time value of your notes. See “Description of the Notes—Optional Redemption,”—Cleanup Redemption” and “—Tax Redemption.”
Our obligation to increase the conversion rate in connection with a make-whole fundamental change or such an election could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies. The conversion rate of the notes may not be adjusted for all dilutive events.
The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain share dividends on the Class A ordinary shares, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as repurchase of ADSs pursuant to an open market share repurchase program or other buy-back transaction, a third-party tender or exchange offer or an issuance of ordinary shares or ADSs for cash or other events, that may adversely affect the trading price of the notes or the ADSs. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.
Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.
Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.
Furthermore, holders would not have the right to require us to repurchase the notes in circumstances involving solely a significant change in the composition of our board.
Certain shareholders have substantial influence over certain matters requiring shareholders’ vote and the fundamental change provisions may not afford protection to holders of notes in the event such shareholders increase their voting power.
We have adopted a dual-class voting structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Based on our dual-class voting structure, in respect of matters requiring a shareholders’ vote, holders of Class A ordinary shares will be entitled to one vote per share, while holders of Class B ordinary shares will be entitled to three votes per share. Due to the different voting powers associated with our two classes of ordinary shares, as of March 5, 2021, our founder, Forrest Xiaodong Li, and Tencent Holdings Limited beneficially owned an aggregate of approximately 61.1% of the total voting power of our ordinary shares. These shareholders may take actions that are not aligned with the interests of the holders of notes. The terms of the notes may not afford any protection to holders of notes in the event that they take those actions.

We cannot assure you that an active or liquid trading market will develop for the notes.
The notes are a new issue of securities for which there is currently no public market, and no active trading market (public or otherwise) might ever develop. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price, of our ADSs, our performance and other factors.
We do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.
Any adverse rating of the notes may cause their trading price to fall.
We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.
You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.
The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our shareholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the maturity date or we elect to call the notes for an optional redemption, a cleanup redemption or a tax redemption, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change or such election. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Taxation—United States Federal Income Tax Considerations.”
If we are a passive foreign investment company for United States federal income tax purposes for any taxable year, United States holders of notes, ADSs or our Class A ordinary shares could be subject to adverse United States federal income tax consequences.
Depending upon the value and the nature of our assets and the amount and nature of our income over time, we could be classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.
We will be classified as a PFIC in any taxable year if either: (i) 75% or more of our gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash is generally categorized as a passive asset and the company’s unbooked intangibles associated with active business activity are taken into account as a non-passive asset. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own (or are deemed to own), directly or indirectly, 25% or more (by value) of the stock. In addition, although the law in this regard is not entirely clear, we treat our variable interest entities, or VIEs, and each of their subsidiaries as being owned by us for United States federal income tax purposes. As a publicly traded foreign corporation we intend for this purpose to treat the aggregate fair market value of our gross assets as being equal to the aggregate value of our outstanding stock (“market capitalization”) plus the total amount of our liabilities and to treat the excess of the fair market value of our assets over their book value as a nonpassive asset to the extent attributable to our nonpassive income. Because we currently hold, and expect to continue to hold, a substantial amount of cash and cash equivalents and other passive assets used in our business, and because the value of our gross assets is likely to be determined in large part by reference to our market capitalization, we may become a PFIC for a given taxable year if the market price of the ADSs were to decrease significantly. The application of the PFIC rules is subject to uncertainty in several respects, and we must make a separate determination after the close of each taxable year as to whether we were a PFIC for such year. If we are a PFIC for any taxable year during which a U.S. investor held the notes, ADSs or Class A ordinary shares, the U.S. investor might be subject to increased U.S. federal income tax liability and to additional reporting obligations. We do not intend to provide the information necessary for the U.S. investor to make a qualified electing fund election with respect to the ADSs or Class A ordinary shares. See “Taxation—United States Federal Income Tax Considerations—Passive Foreign Investment Company Rules.”
Based on our income and assets, and the value of the ADSs, we do not believe that we were a PFIC, for U.S. federal income tax purposes, for the taxable year ended December 31, 2020, and do not anticipate becoming a PFIC for the current taxable year or for the foreseeable future. Nevertheless, because PFIC status is a factual determination made annually after the close of each taxable year on the basis of the composition of our income and assets, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.
Because the notes will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the notes and exercise their rights and remedies.
We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of the Notes—Book-Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of global notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you timely will receive any such communications.

USE OF PROCEEDS
We estimate the net proceeds from this offering will be approximately US$2.5 billion (or approximately US$2.8 billion if the underwriters exercise their over-allotment option to purchase additional notes in full), after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us and after giving effect to the reimbursement by the underwriters to us of certain of our expenses in connection to this offering.
In addition, we expect to receive net proceeds from offering ADSs in the concurrent ADS Offering. The net proceeds that we will receive from the ADS Offering, if completed, are estimated to be approximately US$3.5 billion (assuming no exercise by the underwriters in the ADS Offering of their option to purchase additional ADSs) and approximately US$4.0 billion (assuming the underwriters exercise their option to purchase additional ADSs in the ADS Offering in full), after deducting underwriting discounts and commissions and the estimated offering expenses payable by us and after giving effect to the reimbursement by the underwriters to us of certain of our expenses in connection to the ADS Offering. The completion of this offering is not conditional upon the completion of the ADS Offering, and the completion of the ADS Offering is not conditional upon the completion of this offering.
We currently expect to use the net proceeds from this offering and the concurrent ADS Offering for business expansion and other general corporate purposes, including potential strategic investments and acquisitions.
The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. We may use the proceeds of this offering differently than as described in this prospectus supplement. To the extent that a certain portion or all of the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds differently than as described in this prospectus supplement.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2021:
•	on an actual basis;
•
on an as adjusted basis to give effect to the issuance and sale of notes (assuming the underwriters do not exercise their over-allotment option to purchase additional notes, and after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, and after giving effect to the reimbursement by the underwriters to us of certain of our expenses in connection to this offering); and

•
on a pro forma as adjusted basis to give effect to (i) the concurrent issuance and sale of ADSs from the ADS Offering (assuming the underwriters do not exercise their option to purchase additional 1,650,000 ADSs, and after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, and after giving effect to the reimbursement by the underwriters to us of certain of our expenses in connection to the ADS Offering), and (ii) the issuance and sale of notes from this offering (assuming the underwriters do not exercise their option to purchase additional notes, and after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, and after giving effect to the reimbursement by the underwriters to us of certain of our expenses in connection to this offering).

The completion of this offering is not conditional upon the completion of the ADS Offering, and the completion of the ADS Offering is not conditional upon the completion of this offering.
You should read this table together with our audited consolidated financial statements and the related notes incorporated by reference in this prospectus supplement, the accompanying prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Unaudited Interim Condensed Consolidated Financial Statements, both for the six months ended June 30, 2020 and 2021, incorporated by reference in this prospectus supplement and accompanying prospectus.
	As of June 30, 2021
	Actual	As Adjusted	Pro Forma as Adjusted
	(unaudited) (US$ in thousands, except for share and per share data)
Convertible notes(1)	1,282,496	1,282,496	1,282,496
Notes offered hereby (net of issuance cost)	—	2,475,000	2,475,000
Shareholders’ equity(1)(2):
Class A ordinary shares (Par value of US$0.0005 per share; Authorized: 14,800,000,000 shares; Issued and outstanding: 382,489,822 shares; Issued and outstanding on a pro forma as adjusted basis: 398,329,057 shares)	190	190	196
Class B ordinary shares (Par value of US$0.0005 per share; Authorized: 200,000,000 shares; Issued and outstanding: 152,175,703 shares; Issued and outstanding on a pro forma as adjusted basis: 152,175,703 shares)	76	76	76
Additional paid-in capital	9,587,617	9,587,617	13,041,886
Accumulated other comprehensive loss	(22,989)	(22,989)	(22,989)
Statutory reserves	1,766	1,766	1,766
Accumulated deficit	(6,006,493)	(6,006,493)	(6,006,493)
Total Sea Limited shareholders’ equity	3,560,167	3,560,167	7,014,442
Non-controlling interests	38,758	38,758	38,758
Total shareholders’ equity	3,598,925	3,598,925	7,053,200
Total capitalization	4,881,421	7,356,421	10,810,696
(1)
Convertible notes refer to the 2023 convertible notes, the 2024 convertible notes and the 2025 convertible notes. The figures in the above table do not reflect conversions of a portion of the convertible notes after June 30, 2021. Subsequent to June 30, 2021, certain holders converted a total principal amount of US$181,252,000 of our convertible notes. These conversions were settled with ADSs and cash in lieu for fractional shares.

(2)
The figures in the above table do not reflect (i) Class A ordinary shares issued upon exercise or vesting of share incentive awards under the 2009 Share Incentive Plan after June 30, 2021; and (ii) the effect of shareholding changes in certain subsidiaries or consolidated affiliated entities after June 30, 2021.

DESCRIPTION OF THE NOTES
We will issue the notes under a base indenture dated as of September 14, 2021 between us and Wilmington Trust, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture with respect to the notes. In this section, and throughout this prospectus supplement, we refer to the base indenture (the “base indenture”), as supplemented by the supplemental indenture (the “supplemental indenture”), collectively as the “indenture.” This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
You may request a copy of the indenture from us as described under “Where you can find additional information.”
The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.
For purposes of this description, references to “we,” “our” and “us” refer only to Sea Limited and not to its subsidiaries or its consolidated affiliated entities.
General
The notes will:
•	be our general unsecured, senior obligations;
•	initially be limited to an aggregate principal amount of US$2,500,000,000 (or US$2,875,000,000 if the underwriters exercise their over-allotment option);
•	bear cash interest from, and including, September 14, 2021 at an annual rate of 0.25% payable on March 15 and September 15 of each year, beginning on March 15, 2022;
•
be subject to redemption at our option, in whole or in part, on or after September 15, 2024, if the last reported sale price of the ADSs has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

•
be subject to redemption at our option, in whole but not in part, at any time if less than US$250 million aggregate principal amount of notes remains outstanding at such time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

•
be subject to redemption at our option upon the occurrence of certain tax-related events as described under “—Tax Redemption” at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but not including, the redemption date and any additional amounts with respect to such redemption date;

•
be subject to repurchase by us at the option of the holders of the notes following a fundamental change (as defined below under “-Conversion Rights-Repurchase upon Fundamental Change”), at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant fundamental change repurchase date;

•	mature on September 15, 2026, unless earlier converted, redeemed or repurchased;

•	be issued in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof; and
•	be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “-Book-Entry, Settlement and Clearance.”
Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of 2.0964 American depositary shares (“ADSs”), each representing as of the date of this prospectus supplement one Class A ordinary share of Sea Limited, par value US$0.0005 per share, per US$1,000 principal amount of notes (equivalent to an initial conversion price of approximately US$477.01 per ADS). The conversion rate is subject to adjustment if certain events occur.
We will settle conversions of notes by paying or delivering, as the case may be, cash, ADSs or a combination of cash and ADSs, at our election, as described under “—Conversion Rights—Settlement upon Conversion.” You will not receive any separate cash payment for interest accrued and unpaid to the conversion date except under the limited circumstances described below.
The indenture will not limit the amount of debt that may be issued by us, our subsidiaries and our consolidated affiliated entities under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Conversion Rights—Repurchase upon Fundamental Change” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change,” the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
We may, without the consent of, or notice to, the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (except for any differences in the issue price, issue date, interest accrued, if any, and, if applicable, restrictions on transfer in respect of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax or securities law purposes, such additional notes will have a separate CUSIP number. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably and would be treated as a single series for all purposes under the indenture (except to the extent set forth in the immediately preceding sentence).
No sinking fund is provided for the notes.
We do not intend to list the notes on any securities exchange or any automated dealer quotation system.
Except to the extent the context otherwise requires, we use the term “notes” in this prospectus supplement to refer to each US$1,000 principal amount of notes. References in this prospectus supplement to a “holder” or “holders” of notes that are held through The Depository Trust Company (“DTC”) are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. Except to the extent the context otherwise requires, references herein to “DTC” include references to any other applicable securities depositary. References herein to the “close of business” refer to 5:00 P.M., New York City time, and to the “open of business” refer to 9:00 A. M., New York City time.
Purchase and Cancellation
We will cause all notes surrendered for payment, repurchase (including as described below), redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries, consolidated affiliated entities or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. Except for notes surrendered for transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.
We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether ourselves or through our subsidiaries or consolidated affiliated entities or through a private or public tender or exchange offer or through counterparties to private agreements. We will cause any notes so repurchased to be surrendered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their cancellation. We may also enter into cash-settled swaps or other derivatives with respect to the notes. For the avoidance of doubt, any notes underlying such cash-settled swaps or other derivatives will not be required to be surrendered to the trustee for cancellation and will continue to be considered “outstanding” under the indenture.
Payments on the Notes; Paying Agent, Transfer Agent, Conversion Agent and Registrar; Transfer and Exchange
We will pay, or cause the paying agent to pay (to the extent funded by us), the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee by wire transfer in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.
We will pay, or cause the paying agent to pay (to the extent funded by us), the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent, transfer agent and conversion agent and registrar and its office in the contiguous United States as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of US$5,000,000 or less, by check mailed (at our expense) to the holders of these notes and (ii) to holders having an aggregate principal amount of more than US$5,000,000, either by check mailed (at our expense) to each holder or, upon application by such a holder to the trustee not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the trustee to the contrary.
A holder of certificated notes may transfer or exchange such notes at the office of the trustee in accordance with the indenture. The registrar and the transfer agent may require a holder, among other things, to offer indemnity and/or security satisfactory to it and to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the transfer agent or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or repurchase. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of DTC. See “—Book-Entry, Settlement and Clearance.”
The registered holder of a note will be treated as its owner for all purposes.
Interest
The notes will bear cash interest at a rate of 0.25% per year until maturity. Interest on the notes will accrue from, and including, September 14, 2021 or from, and including, the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2022.
Interest will be paid to the person in whose name a note is registered at the close of business on March 1 and September 1 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, the maturity date, any redemption date or any required fundamental change repurchase date falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of New York, Hong Kong, Singapore, the Cayman Islands or, in the case of a payment under the indenture, place of payment are authorized or obligated by law or executive order to close.
Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”
Optional Redemption
No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. Except as described under “—Cleanup Redemption” and “—Tax Redemption” below, prior to September 15, 2024, the notes will not be redeemable. On or after September 15, 2024, we may redeem for cash all or any part of the notes, at our option, if the last reported sale price of the ADSs has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. We refer to the redemption at our option on or after September 15, 2024 as “optional redemption” in this prospectus supplement.
In the case of any optional redemption, we will provide not less than 44 scheduled trading days’ nor more than 60 scheduled trading days’ notice before the redemption date (provided that if we elect physical settlement for conversions that occur during the related redemption period (as defined below under “—Conversion Rights—General”), we may provide not less than 10 business days’ nor more than 30 business days’ notice before the redemption date) to the trustee, the conversion agent (if other than the trustee), the paying agent (if other than the trustee) and each holder of notes selected for redemption, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). The redemption date must be a business day. We may not specify a redemption date that falls on or after the 42nd scheduled trading day immediately preceding the maturity date.
We will send to each holder (with a copy to the trustee and the conversion agent (if other than the trustee)) written notice of the redemption containing certain information set forth in the indenture, including the redemption price, the redemption date, the settlement method that will apply to all conversions with a conversion date that occurs during the related redemption period and the applicable conversion rate determined pursuant to “—Conversion Rights—Adjustment to Conversion Rate Upon Conversion in Connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption.” Simultaneously with providing such notice, we will publish a notice containing this information on our website or through such other public medium as we may use at that time.
If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of US$1,000 or multiples thereof) by lot, on a pro rata basis (subject to rounding to the nearest US$1,000 principal amount) or by another method the trustee considers to be fair and appropriate and, in the case of a global note, in accordance with, and subject to, DTC’s applicable procedures.
If your notes are selected for partial redemption and you convert a portion of such notes, the converted portion will be deemed to be from the portion selected for redemption.
If we elect to redeem less than all of the outstanding notes, and the holder of any note, or any owner of a beneficial interest in any global note, is reasonably not able to determine, before the close of business on the 43rd scheduled trading day immediately before the relevant redemption date (or, if we elect physical settlement for conversions that occur during the related redemption period, on the fourth business day immediately preceding the relevant redemption date), whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the second business day immediately before such redemption date, and each such conversion will be deemed to be of a note called for redemption for purposes of the these redemption provisions and the provisions described below under the captions “—Conversion Rights—Conversion Upon Notice of Redemption” and “—Conversion Rights—Adjustment to Conversion Rate Upon Conversion in Connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption.”
In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.
No notes may be optionally redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price).
Cleanup Redemption
We may redeem for cash all but not part of the notes at any time if less than US$250 million aggregate principal amount of notes remains outstanding at such time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. We refer to such redemption at our option as “cleanup redemption” in this prospectus supplement.
Notwithstanding the foregoing, if the redemption date occurs after a regular record date and on or prior to the corresponding interest payment date, we will pay on the interest payment date the full amount of accrued and unpaid interest, if any, due on such interest payment date to the record holder of the notes on the regular record date corresponding to such interest payment date, and the redemption price payable to the holder who presents a note for redemption will be equal to 100% of the principal amount of such note.
In the case of any cleanup redemption, we will provide not less than 44 scheduled trading days’ nor more than 60 scheduled trading days’ notice before the redemption date (provided that if we elect physical settlement for conversions that occur during the related redemption period, we may provide not less than 10 business days’ nor more than 30 business days’ notice before the redemption date) to the trustee, the conversion agent (if other than the trustee), the paying agent (if other than the trustee) and each holder of notes. The redemption date must be a business day. We may not specify a redemption date that falls on or after the 42nd scheduled trading day immediately preceding the maturity date.
We will send to each holder (with a copy to the trustee and the conversion agent (if other than the trustee)) written notice of the redemption containing certain information set forth in the indenture, including the redemption price, the redemption date, the settlement method that will apply to all conversions with a conversion date that occurs during the related redemption period and the applicable conversion rate determined pursuant to “—Conversion Rights—Adjustment to Conversion Rate Upon Conversion in Connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption.” Simultaneously with providing such notice, we will publish a notice containing this information on our website or through such other public medium as we may use at that time.
With respect to any notes that are converted in connection with a cleanup redemption as described under “—Conversion Rights—General,” we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional ADSs as described under “—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption.”

No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).
Additional Amounts
All payments and deliveries made by, or on behalf of, us or any successor to us under or with respect to the notes, including payments of principal (including, if applicable, the redemption price and the fundamental change repurchase price), payments of interest and payments of cash and/or deliveries of ADSs (together with payments of cash for any fractional ADS) upon conversion, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which we or any successor are, for tax purposes, organized or resident or doing business (each, as applicable, a “relevant taxing jurisdiction”) or through which payment is made or deemed made (together with each relevant taxing jurisdiction, a “relevant jurisdiction,” and in each case, any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, we will pay to the holder of each note such additional amounts (the “additional amounts”) as may be necessary to ensure that the net amount received by the holders of the notes after such withholding or deduction (and after deducting any taxes on the additional amounts) will equal the amounts that would have been received by such holders had no such withholding or deduction been required; provided that no additional amounts will be payable:
(1)	for or on account of:
(a)	any tax, duty, assessment or other governmental charge that would not have been imposed but for:
(i)
the existence of any present or former connection between the holder or beneficial owner of such note and the relevant jurisdiction, other than merely holding such note or the receipt of payments thereunder, including such holder or beneficial owner being or having been a national, domiciliary or resident of such relevant taxing jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(ii)
the presentation of such note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the redemption price and the fundamental change repurchase price, if applicable) and interest on such note or the payment of cash and/or the delivery of ADSs (together with payment of cash for any fractional ADS) upon conversion of such note became due and payable pursuant to the terms thereof or was made or duly provided for;

(iii)
the failure of the holder or beneficial owner to comply with a timely request from us or any successor, addressed to the holder, to provide certification, information, documents or other evidence concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with the relevant jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the relevant jurisdiction in order to reduce or eliminate any withholding or deduction as to which additional amounts would have otherwise been payable; or

(iv)	the presentation of such note (in cases in which presentation is required) for payment in the relevant jurisdiction, unless such note could not have been presented for payment elsewhere;
(b)	any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(c)	any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments or deliveries under or with respect to the notes;
(d)
any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(e)	any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (a), (b), (c) or (d),
(2)
with respect to any payment of the principal of (including the redemption price and the fundamental change repurchase price, if applicable) and interest on such note or the payment of cash and/or the delivery of ADSs (together with payment of cash for any fractional ADS) upon conversion of such note to a holder, if the holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the relevant jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such additional amounts had that beneficiary, settlor, partner, member or beneficial owner been the holder thereof.

As a result of these provisions, there are circumstances in which taxes could be withheld or deducted but additional amounts would not be payable with respect to notes held for some or all beneficial owners of notes.
The trustee and the paying agent shall also be entitled to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to FATCA and any regulations or agreements thereunder or official interpretations thereof.
Whenever there is mentioned in any context the payment of cash and/or the delivery of ADSs (together with payment of cash for any fractional ADS) upon conversion of any note or the payment of principal of (including the redemption price and the fundamental change repurchase price, if applicable) and interest on any note or any other amount payable with respect to such note, such mention shall be deemed to include payment of additional amounts provided for in the indenture to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.
If we or our successor are required to make any deduction or withholding from any payments or deliveries with respect to the notes, we will deliver to the trustee and the holders official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted.
The trustee shall have no obligation to determine whether any additional amounts are payable under the indenture or the amount thereof.
Tax Redemption
If we have, or on the next interest payment date would, become obligated to pay to the holder of any note additional amounts that are more than a de minimis amount, as a result of:
•
any change or amendment on or after the date of this prospectus supplement (or, in the case of a jurisdiction that becomes a relevant taxing jurisdiction after such date, after such later date) in the laws or any rules or regulations of a relevant taxing jurisdiction; or

•
any change on or after the date of this prospectus supplement (or, in the case of a jurisdiction that becomes a relevant taxing jurisdiction after such date, after such later date) in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such relevant taxing jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination);
(each, a “change in tax law”), we may, at our option, redeem all but not part of the notes (except in respect of certain holders that elect otherwise as described below) at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date, including any additional amounts with respect to such redemption price; provided that we may only redeem the notes if:
•
we cannot avoid these obligations by taking commercially reasonable measures available to us (provided that changing the jurisdiction of incorporation of our company shall be deemed not to be a commercially reasonable measure); and

•
we deliver to the trustee an opinion of outside legal counsel of recognized standing in the relevant taxing jurisdiction and an officers’ certificate attesting to such change in tax law and obligation to pay additional amounts.

We refer to the redemption in the event of such tax law changes as “tax redemption” in this prospectus supplement.
Notwithstanding the foregoing, if the redemption date occurs after a regular record date and on or prior to the corresponding interest payment date, we will pay on the interest payment date the full amount of accrued and unpaid interest, if any, due on such interest payment date to the record holder of the notes on the regular record date corresponding to such interest payment date, and the redemption price payable to the holder who presents a note for redemption will be equal to 100% of the principal amount of such note, including, for the avoidance of doubt, any additional amounts with respect to such redemption price.
In the case of any tax redemption, we will provide not less than 44 scheduled trading days’ nor more than 60 scheduled trading days’ notice before the redemption date (provided that if we elect physical settlement for conversions that occur during the related redemption period, we may provide not less than 10 business days’ nor more than 30 business days’ notice before the redemption date) to the trustee, the conversion agent (if other than the trustee), the paying agent (if other than the trustee) and each holder of notes. The redemption date must be a business day. We may not specify a redemption date that falls on or after the 42nd scheduled trading day immediately preceding the maturity date.
We will send to each holder (with a copy to the trustee and the conversion agent (if other than the trustee)) written notice of the redemption containing certain information set forth in the indenture, including the redemption price, the redemption date, the settlement method that will apply to all conversions with a conversion date that occurs during the related redemption period and the applicable conversion rate determined pursuant to “-Conversion Rights-Adjustment to Conversion Rate Upon Conversion in Connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption.” Simultaneously with providing such notice, we will publish a notice containing this information on our website or through such other public medium as we may use at that time.
Upon receiving such notice of tax redemption, each holder will have the right to elect to not have its notes redeemed, in which case we will not be obligated to pay any additional amounts on any payment with respect to such notes solely as a result of such change in tax law that resulted in the obligation to pay such additional amounts (whether upon conversion, required repurchase in connection with a fundamental change, maturity or otherwise, and whether in cash, ADSs, or a combination thereof, reference property or otherwise) after the redemption date (or, if we fail to pay the redemption price on the redemption date, such later date on which we pay the redemption price), and all future payments with respect to such notes will be subject to the deduction or withholding of such relevant taxing jurisdiction and taxes required by law to be deducted or withheld as a result of such change in tax law; provided that, notwithstanding the foregoing, if a holder electing not to have its notes redeemed converts its notes in connection with our election to redeem the notes in respect of such change in tax law as described under “-Conversion Rights-Adjustment to Conversion Rate upon Conversion in Connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption,” we will be obligated to pay additional amounts, if any, with respect to such conversion.
Subject to the applicable procedures of DTC in the case of global notes, a holder electing to not have its notes so redeemed must deliver to us, with a copy to the paying agent a written notice of election so as to be received by us and the paying agent or otherwise by complying with the requirements for conversion described under “-Conversion Rights-Conversion Procedures” prior to the close of business on the second business day immediately preceding the redemption date. A holder may withdraw any notice of election (other than such a deemed notice of election in connection with a conversion) by delivering to us and the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the redemption date (or, if we fail to pay the redemption price on the redemption date, such later date on which we pay the redemption price). If no election is made, the holder will have its notes redeemed without any further action.
No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.
Ranking
The notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our liabilities that are not so subordinated, including our outstanding existing notes. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. The notes will rank structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries and consolidated affiliated entities. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.
As of June 30, 2021, our total consolidated indebtedness was US$1.28 billion. As of June 30, 2021, our subsidiaries and consolidated affiliated entities had an aggregate of US$3.67 billion of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and deferred revenue) to which the notes would have been structurally subordinated.
Conversion Rights
General
Prior to the close of business on the business day immediately preceding June 15, 2026, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “-Conversion upon Satisfaction of Sale Price Condition,” “-Conversion upon Satisfaction of Trading Price Condition,”“-Conversion upon Notice of Redemption,” and “-Conversion upon Specified Corporate Events.” On or after June 15, 2026 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at the conversion rate at any time irrespective of the foregoing conditions. A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of US$1,000 principal amount.
The conversion rate will initially be 2.0964 ADSs per US$1,000 principal amount of notes (equivalent to an initial conversion price of approximately US$477.01 per ADS). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, ADSs or a combination of cash and ADSs, at our election, all as set forth below under “-Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and ADSs, the amount of cash and ADSs, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as defined below under “-Settlement upon Conversion”). The trustee will initially act as the conversion agent.

In accordance with the deposit agreement dated as of October 19, 2017 among Sea Limited, The Bank of New York Mellon, as depositary, and the holders and owners from time to time of the ADSs issued thereunder, we will issue to the custodian thereunder such Class A ordinary shares, if any, required for the issuance of the ADSs to be delivered upon conversion of the notes, plus written delivery instructions (if requested by the depositary or the custodian) for such ADSs and any other information or documentation required by the depositary or the custodian in connection with each issue of Class A ordinary shares and issuance and delivery of ADSs. The delivery of the ADSs by the depositary to holders upon conversion of their notes or their designated transferees will be governed by the terms of the deposit agreement.
A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of US$1,000 principal amount.
If we call the notes for an optional redemption, a cleanup redemption or a tax redemption, a holder of notes may convert all or any portion of such holder’s notes called for redemption from, and including, the redemption notice date until the close of business on the second business day immediately preceding the redemption date (any such period, a “redemption period”), unless we fail to pay the redemption price (in which case a holder of notes may convert such holder’s notes until the second business day immediately preceding the date on which the redemption price has been paid or duly provided for).
Upon conversion of your notes, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. Our payment and delivery, as the case may be, to you upon conversion of the cash, ADSs or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:
•	the principal amount of the note; and
•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.
As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and ADSs, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.
Notwithstanding the immediately preceding two paragraphs, if notes are converted after the close of business on a regular record date for the payment of interest and prior to the open of business on the immediately following interest payment date, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. However, notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by an amount in U.S. dollars equal to the amount of interest payable on the notes so converted (regardless of whether the converting holder was the holder of record on the corresponding regular record date); provided that no such payment need be made:
•	for conversions following the regular record date immediately preceding the maturity date;
•
if we have specified a redemption date that is after a regular record date and on or prior to the second business day immediately succeeding the corresponding interest payment date (or, if such interest payment date is not a business day, the third business day immediately succeeding such interest payment date);

•
if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately succeeding the corresponding interest payment date (or, if such interest payment date is not a business day, the second business day immediately succeeding such interest payment date); or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date, any fundamental change repurchase date or redemption date, in each case, described above, will receive the full interest payment due on the maturity date or other applicable interest payment date in cash, regardless of whether their notes have been converted following such regular record date.
Neither the trustee nor the conversion agent (if other than the trustee) will have any duty to determine or verify our determination of whether any of the conditions to conversion have been satisfied.
We will not cause to be delivered fractional ADSs upon conversion of notes. Instead, we will pay cash in lieu of any fractional ADS as described under “-Settlement upon Conversion.”
Conversion upon Satisfaction of Sale Price Condition
Prior to the close of business on the business day immediately preceding June 15, 2026, a holder may surrender all or any portion of its notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on December 31, 2021 (and only during such calendar quarter), if the last reported sale price of the ADSs for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day.
The “last reported sale price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.
“Trading day” means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the ADSs (or such other security) are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded, and (ii) a last reported sale price for the ADSs (or closing sale price for such other security) is available on such securities exchange or market. If the ADSs (or such other security) are not so listed or traded, “trading day” means a “business day.”
Conversion upon Satisfaction of Trading Price Condition
Prior to the close of business on the business day immediately preceding June 15, 2026, a holder of notes may surrender all or any portion of its notes for conversion at any time during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” per US$1,000 principal amount of notes, as determined following a written request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the ADSs and the conversion rate on each such trading day.
The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for US$1,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for US$1,000,000 principal amount of notes from a nationally recognized securities dealer, then the trading price per US$1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of the ADSs and the conversion rate. Any such determination will be conclusive absent manifest error. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per US$1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of the ADSs and the conversion rate on each trading day of such failure.
The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per US$1,000 principal amount of notes unless we have requested such determination in writing; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of at least US$2,000,000 aggregate principal amount of notes provides us with reasonable evidence that the trading price per US$1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of the ADSs and the conversion rate. At such time, we shall instruct the bid solicitation agent (if other than us) in writing to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per US$1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per US$1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of the ADSs and the conversion rate. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing. If, at any time after the trading price condition has been met, the trading price per US$1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of the ADSs and the conversion rate for such date, we will so notify the holders in writing, the trustee and the conversion agent (if other than the trustee), and thereafter neither we nor the bid solicitation agent (if other than us) shall be required to solicit bids again until a new holder request is made as provided above.
We will initially act as the bid solicitation agent. We may, by notice to the holders, appoint another bid solicitation agent.
Conversion upon Notice of Redemption
If we call any notes for an optional redemption, a cleanup redemption or a tax redemption prior to the close of business on the business day immediately preceding June 15, 2026, holders may convert all or any portion of such notes called for redemption at any time prior to the close of business on the second business day prior to the related redemption date, even if the notes are not otherwise convertible at such time. After that time, the right to convert such notes will expire under this paragraph, unless we default in the payment of the redemption price, in which case a holder of notes may convert all or any portion of its notes called for redemption until the redemption price has been paid or duly provided for.
Conversion upon Specified Corporate Events
Certain Distributions
If, prior to the close of business on the business day immediately preceding June 15, 2026, we elect to:
•
issue to all or substantially all holders of our Class A ordinary shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Class A ordinary shares (directly or in the form of ADSs) at a price per share that is less than the average of the last reported sale prices of the ADSs for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

•
distribute to all or substantially all holders of our Class A ordinary shares (directly or in the form of ADSs) our assets, securities or rights to purchase our securities, which distribution has a per share value, as determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of the ADSs on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes, the trustee and the conversion agent (if other than the trustee) in writing at least 44 scheduled trading days prior to the ex-dividend date for such issuance or distribution; provided that if we elect physical settlement for conversions that occur during the distribution conversion period (as defined below), we may provide not less than 10 business days’ nor more than 30 business days’ notice before such ex-dividend date. Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time from, and including, the date we provide such notice until the earlier of the close of business on the second business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place (such period, the “distribution conversion period”), even if the notes are not otherwise convertible at such time.
Certain Corporate Events
If a transaction or event that constitutes a “fundamental change” (as defined under “—Repurchase upon Fundamental Change”) or a “make-whole fundamental change” (as defined under “—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change”) occurs prior to the close of business on the business day immediately preceding June 15, 2026, regardless of whether a holder has the right to require us to repurchase the notes as described under “—Repurchase upon Fundamental Change,” or if we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets that occurs prior to the close of business on the business day immediately preceding June 15, 2026, in each case, pursuant to which the ADSs would be converted into cash, securities or other assets, all or any portion of a holder’s notes may be surrendered for conversion at any time from or after the actual effective date of such transaction until 35 business days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change (other than an exempted fundamental change (as defined below)), until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee) in writing as promptly as practicable following the date we publicly announce such transaction.
Conversion Procedures
If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled, and if required, pay all transfer or similar taxes, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.
If you hold a certificated note, to convert you must:
•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;
•	deliver the duly completed conversion notice, which is irrevocable, and the note to the conversion agent;
•	if required, furnish appropriate endorsements and transfer documents; and
•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.
We will pay any documentary, stamp, issue, transfer or similar tax due on the delivery of the ADSs upon conversion of the notes (or the issuance of the underlying Class A ordinary shares), unless the tax is due because the holder requests such ADSs (or the Class A ordinary shares) to be issued in a name other than the holder’s name, in which case the holder will pay the tax. We will be responsible for the depositary’s fees for issuance of the ADSs.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”
If a holder has already delivered a repurchase notice as described under “-Repurchase upon Fundamental Change” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder’s right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the second business day immediately preceding the relevant fundamental change repurchase date.
We will agree to take all such actions and obtain all such approvals and registrations with respect to the conversion of the notes into ADSs and the issuance, and deposit into the ADS facility, of the Class A ordinary shares represented by such ADSs. We will also undertake to maintain, as long as the notes are outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered in accordance with the terms of the indenture, the notes and the deposit agreement upon conversion of the notes.
Settlement upon Conversion
Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), ADSs (“physical settlement”) or a combination of cash and ADSs (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”
All conversions for which the relevant conversion date occurs after our issuance of a notice of redemption with respect to the notes and prior to the related redemption date, and all conversions for which the relevant conversion date occurs on or after June 15, 2026 will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs after our issuance of a notice of redemption but prior to the related redemption date, and any conversions for which the relevant conversion date occurs on or after June 15, 2026, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement except as set forth in the immediately preceding sentence.
If we elect a settlement method, we will deliver a written notice to holders so converting, the trustee and the conversion agent (if other than the trustee) of the settlement method so elected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs (i) during the related redemption period, in the relevant notice of redemption or (ii) on or after June 15, 2026, no later than June 15, 2026). If we do not timely elect a settlement method as described in the preceding sentence, we will no longer have the right to elect cash settlement or physical settlement for such conversion or during such period and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per US$1,000 principal amount of notes will be equal to US$1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per US$1,000 principal amount of notes, such specified dollar amount will be deemed to be US$1,000.
By written notice to the holders, the trustee and the conversion agent, we may, prior to June 15, 2026, irrevocably elect a settlement method and/or a specified dollar amount (or minimum specified dollar amount), or eliminate our right to elect a settlement method, to apply to all conversions for which the relevant conversion date occurs subsequent to the date of delivery of such notice; provided that any such election that is made during a redemption period or a distribution conversion period will not apply to any conversions of notes called for redemption with conversion dates that occur during such redemption period or conversions during such distribution conversion period (as applicable).

Settlement amounts will be computed as follows:
•
if we elect physical settlement, we will deliver to the converting holder in respect of each US$1,000 principal amount of notes being converted a number of ADSs equal to the conversion rate in effect immediately after the close of business on the relevant conversion date;

•
if we elect cash settlement, we will pay to the converting holder in respect of each US$1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the related observation period; and

•
if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each US$1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the related observation period.

The “daily settlement amount,” for each of the 40 consecutive trading days during the observation period, shall consist of:
•
cash equal to the lesser of (i) the maximum cash amount per US$1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the “specified dollar amount”), if any, divided by 40 (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

•
if the daily conversion value exceeds the daily measurement value, a number of ADSs equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the 40 consecutive trading days during the observation period, 2.5% of the product of (1) the conversion rate in effect immediately after the close of business on such trading day and (2) the daily VWAP for such trading day.
The “daily VWAP” means, for each of the 40 consecutive trading days during the relevant observation period, the per ADS volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SE <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one ADS on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
The “observation period” with respect to any note surrendered for conversion means:
•
subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to June 15, 2026, the 40 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date;

•
if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the notes as described under “-Optional Redemption,” “-Cleanup Redemption” or “-Tax Redemption” and prior to the close of business on the second business day immediately preceding the related redemption date, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding such redemption date; and

•
subject to the immediately preceding bullet, if the relevant conversion date occurs on or after June 15, 2026, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding the maturity date.

For the purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in the ADSs generally occurs on The New York Stock Exchange or, if the ADSs are not then listed on The New York Stock

Exchange, on the principal other U.S. national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs are then listed or admitted for trading. If the ADSs are not so listed or admitted for trading, “trading day” means a “business day.”
“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading. If the ADSs are not so listed or admitted for trading, “scheduled trading day” means a “business day.”
For the purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the ADSs for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts relating to the ADSs.
Except as described under “-Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change” and “-Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares,” we will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement, or on the third business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method; provided that, with respect to any conversion date occurring during a redemption period, we will settle any such conversion for which physical settlement is applicable on the relevant redemption date; provided further that, notwithstanding the foregoing, with respect to any conversion date occurring after the regular record date immediately preceding the maturity date, we will settle any such conversion for which physical settlement is applicable on the maturity date.
We will pay cash in lieu of delivering any fractional ADS issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).
Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any ADSs shall be issuable upon such conversion will become the holder of record of such ADSs only as of the close of business on the date the depositary registers such ADSs upon issuance; provided, however, that we will endeavor to treat such person as holder of record of such ADSs for purposes of dividends and distributions in respect of such ADSs as of the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).
Exchange in Lieu of Conversion
When a holder surrenders its notes for conversion, we may, at our election (an “exchange election”), direct the conversion agent to deliver, on or prior to the business day immediately following the conversion date, such notes to one or more financial institutions designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated financial institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such notes, cash, ADSs, or a combination of cash and ADSs, at our election, that would otherwise be due upon conversion as described above under “—Settlement upon Conversion” or such other amount agreed to by the holder and the designated financial institution(s) (the “conversion consideration”). If we make an exchange election, we will, by the close of business on the business day following the relevant conversion date, notify in writing the trustee, the conversion agent (if other than the trustee) and the holder surrendering its notes for conversion that we have made the exchange election and we will notify the designated financial institution(s) of the relevant deadline for delivery of the consideration due upon conversion and the type of conversion consideration to be paid and/or delivered, as the case may be.
Any notes delivered to the designated financial institution(s) will remain outstanding, subject to applicable DTC procedures. If the designated financial institution(s) agree(s) to accept any notes for exchange but does not timely pay and/or deliver, as the case may be, the related conversion consideration, or if such designated financial institution does not accept the notes for exchange, we will pay or deliver, as the case may be, the relevant conversion consideration, as, and at the time, required pursuant to the indenture as if we had not made the exchange election.
Our designation of any financial institution(s) to which the notes may be submitted for exchange does not require such financial institution(s) to accept any notes.
Conversion Rate Adjustments
As of the date of this prospectus supplement, each of the ADSs represents one Class A ordinary share of Sea Limited. If the number of Class A ordinary shares represented by the ADSs is changed for any reason other than one or more of the events described below, we will make an appropriate adjustment to the conversion rate such that the number of Class A ordinary shares represented by the ADSs upon which conversion of the notes is based remains the same.
Notwithstanding the adjustment provisions described below, if we distribute to holders of the Class A ordinary shares any cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of ours (but excluding expiring rights (as defined below)) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs will represent, in addition to the Class A ordinary shares, such cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of ours, then a conversion rate adjustment described below will not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such conversion rate adjustment will be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Class A ordinary shares. However, in the event that we issue or distribute to all holders of the Class A ordinary shares any expiring rights, notwithstanding the immediately preceding sentence, we will adjust the conversion rate pursuant to the provisions set forth opposite clause (2) (in the case of expiring rights described in clause (2) below entitling holders of the Class A ordinary shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Class A ordinary shares or ADSs) or clause (3) (in the case of all other expiring rights) below. “Expiring rights” means any rights, options or warrants to purchase Class A ordinary shares or ADSs that expire on or prior to the maturity date of the notes.
For the avoidance of doubt, if any event described below results in a change to the number of Class A ordinary shares represented by the ADSs, then such a change will be deemed to satisfy our obligation to effect the relevant conversion rate adjustment on account of such an event to the extent such change reflects what a corresponding change to the conversion rate would have been on account of such event.
The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of ADSs equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder. Neither the trustee nor the conversion agent shall have any responsibility to monitor the accuracy of any calculation of any adjustment to the conversion rate and the same shall be conclusive and binding on the holders, absent manifest error. Notice of such adjustment to the conversion rate will be given by us promptly in writing to the holders, the trustee and the conversion agent and shall be conclusive and binding on the holders, absent manifest error.
(1)
If we exclusively issue Class A ordinary shares as a dividend or distribution on the Class A ordinary shares, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;
OS0 =
the number of Class A ordinary shares issued and outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable (before giving effect to any such dividend, distribution, split or combination); and

OS1 =	the number of Class A ordinary shares issued and outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
(2)
If we issue to all or substantially all holders of the Class A ordinary shares (directly or in the form of ADSs) any rights (other than in connection with a stockholders rights plan), options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Class A ordinary shares (directly or in the form of ADSs) at a price per Class A ordinary share that is less than the average of the last reported sale prices of the Class A ordinary shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Class A ordinary shares then represented by one ADS), for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where,
CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for the ADSs for such issuance;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0 =	the number of Class A ordinary shares issued and outstanding immediately prior to the open of business on such ex-dividend date;
X =	the total number of Class A ordinary shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and
Y =
the number of Class A ordinary shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the last reported sale prices of the ADSs over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of Class A ordinary shares then represented by one ADS.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for the ADSs for such issuance. To the extent that the Class A ordinary shares or the ADSs are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Class A ordinary shares actually delivered (directly or in the form of ADSs). To the extent such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect had the adjustment been made on the basis of only the issuance, if any, actually made.
For the purpose of this clause (2) and for the purpose of the first bullet point under “—Conversion upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Class A ordinary shares (directly or in the form of ADSs) at a price per Class A ordinary share that is less than such average of the last reported sale prices of the Class A ordinary shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Class A ordinary shares represented by one ADS), for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Class A ordinary shares or ADSs, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.
(3)
If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of the Class A ordinary shares (directly or in the form of ADSs), excluding:

•	dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;
•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and
•	spin-offs as to which the provisions set forth below in this clause (3) shall apply; then the conversion rate will be increased based on the following formula:

where,
CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0 =
the average of the last reported sale prices of the ADSs (divided by the number of Class A ordinary shares then represented by one ADS) over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =
the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding Class A ordinary share (directly or in the form of ADSs) on the ex-dividend date for the ADSs for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for the ADSs for such distribution. To the extent such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “ SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each US$1,000 principal amount thereof, at the same time and upon the same terms as holders of the

ADSs, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of ADSs equal to the conversion rate in effect on the record date for the ADSs for the distribution.
With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on the Class A ordinary shares (directly or in the form of ADSs) of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

where,
CR0 =	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);
CR1 =	the conversion rate in effect immediately after the end of the valuation period;
FMV0 =
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of the Class A ordinary shares (directly or in the form of ADSs) applicable to one Class A ordinary share (determined by reference to the definition of last reported sale price set forth under “—Conversion upon Satisfaction of Sale Price Condition” as if references therein to the ADSs were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 =	the average of the last reported sale prices of the ADSs (divided by the number of Class A ordinary shares then represented by one ADS) over the valuation period.
The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such trading day in determining the conversion rate as of such trading day. If the dividend or other distribution constituting the spin-off is not so paid or made, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or other distribution, to the conversation rate that would be in effect if such distribution had not been declared.
(4)
If any cash dividend or distribution is made to all or substantially all holders of the Class A ordinary shares (directly or in the form of ADSs), the conversion rate will be adjusted based on the following formula:

where,
CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for the ADSs for such dividend or distribution;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 =
the last reported sale price of the ADSs (divided by the number of Class A ordinary shares then represented by one ADS) on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C =	the amount in cash per Class A ordinary share we distribute to all or substantially all holders of the Class A ordinary shares (directly or in the form of ADSs).
Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for the ADSs for such dividend or distribution. To the extent such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “ SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each US$1,000 principal amount of notes, at the same time and upon the same terms as holders of the ADSs, the amount of cash that such holder would have received if such holder owned a number of ADSs equal to the conversion rate on the record date for the ADSs for such cash dividend or distribution.
(5)
If we or any of our subsidiaries or consolidated affiliated entities make a payment in respect of a tender or exchange offer for the Class A ordinary shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Class A ordinary share exceeds the average of the last reported sale prices of the ADSs (divided by the number of Class A ordinary shares then represented by one ADS) over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires, the conversion rate will be increased based on the following formula:

where,
CR0 =
the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1 =
the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC=
the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for Class A ordinary shares or ADSs, as the case may be, purchased in such tender or exchange offer;

OS0 =
the number of Class A ordinary shares issued and outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Class A ordinary shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);

OS1 =
the number of Class A ordinary shares issued and outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Class A ordinary shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and

SP1 =
the average of the last reported sale prices of the ADSs (divided by the number of Class A ordinary shares then represented by one ADS) over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such trading day in determining the conversion rate as of such trading day.
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of the Class A ordinary shares (directly or in the form of ADSs) in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of the Class A ordinary shares (directly or in the form of ADSs), if any, actually made, and not rescinded, in such tender or exchange offer.
Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of ADSs as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the ADSs on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
Notwithstanding the foregoing, we will not be required to adjust the conversion rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the effective date for any fundamental or make-whole fundamental change and (ii) in the case of any note to which physical settlement applies, the relevant conversion date, and, in the case of any note to which cash settlement or combination settlement applies, each trading day of the applicable observation period. In addition, we shall not account for such deferrals when determining whether any of the conditions to the conversion have been satisfied or what number of ADSs a holder would have held on a given day had it converted its notes.
Except as stated herein, we will not adjust the conversion rate for the issuance of Class A ordinary shares or ADSs or any securities convertible into or exchangeable for Class A ordinary shares or ADSs or the right to purchase Class A ordinary shares or ADSs or such convertible or exchangeable securities.
As used in this section, “ex-dividend date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Class A ordinary shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the Class A ordinary shares (directly or in the form of ADSs) (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).
To the extent permitted by law and the rules of the New York Stock Exchange and any other securities exchange on which any of our securities are then listed, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest, and we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of the Class A ordinary shares or the ADSs or rights to purchase Class A ordinary shares or ADSs in connection with a dividend or distribution of Class A ordinary shares or ADSs (or rights to acquire Class A ordinary shares or ADSs) or similar event.
If we have a rights plan in effect upon conversion of the notes into ADSs, you will receive, in addition to the ADSs received in connection with such conversion, the rights under the rights plan (either directly or in respect of the Class A ordinary shares underlying such ADSs). However, if, prior to any conversion, the rights have separated from the Class A ordinary shares underlying the ADSs in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of the Class A ordinary shares, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
If the Class A ordinary shares cease to be represented by ADSs issued under a depositary receipt program sponsored by us, each reference herein to the ADSs related to the terms of the notes will be deemed to have been replaced by a reference to the number of Class A ordinary shares and other property, if any, represented by the ADSs on the last day on which the ADSs represented the Class A ordinary shares and as if such Class A ordinary shares and other property had been distributed to holders of the ADSs on that day. In addition, all references to the “last reported sale price” of the ADSs will be deemed to refer to the “last reported sale price” of the Class A ordinary shares, and other appropriate adjustments, including adjustments to the conversion rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply.
Subject to the foregoing, the conversion rate will not be adjusted:
•
upon the issuance of any Class A ordinary shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in Class A ordinary shares or ADSs under any plan;

•
upon the issuance of any Class A ordinary shares or ADSs or options or rights to purchase those Class A ordinary shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries and our consolidated affiliated entities;

•
upon the repurchase of any Class A ordinary shares or ADSs pursuant to an open-market share repurchase program or other buyback transaction that is not a tender offer or exchange offer of the nature described in clause (5) above;

•
upon the issuance of any Class A ordinary shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued (other than any rights under a rights plan);

•	solely for a change in the par value of the Class A ordinary shares; or
•	for accrued and unpaid interest, if any.
Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of an ADS.

Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares
In the case of:
•	any recapitalization, reclassification or change of the ADSs or the Class A ordinary shares (other than changes resulting from a subdivision or combination);
•	any consolidation, merger, combination or similar transaction involving us;
•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries and consolidated affiliated entities substantially as an entirety; or
•	any statutory share exchange,
in each case, as a result of which the ADSs or the Class A ordinary shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then we or the successor or purchasing company, as the case may be, will execute with the trustee a supplemental indenture providing that, at and after the effective time of the transaction, the right to convert each US$1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “—Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash, (y) any ADSs that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of ADSs would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one ADS would have received in such transaction. If the transaction causes the ADSs or Class A ordinary shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the ADSs. We will provide written notification to holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.
The supplemental indenture will also provide for anti-dilution and other adjustments that are as nearly equivalent as practicable to the adjustments described under “—Conversion Rate Adjustments” above (it being understood that no such adjustments shall be required with respect to any portion of the reference property that does not consist of shares of common equity (however evidenced) or depositary receipts in respect thereof). If the reference property in respect of any such transaction or event includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing company, as the case may be, in such transaction or event, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under “—Repurchase upon Fundamental Change” below, as the board of directors (or an authorized committee thereof) considers necessary by reason of the foregoing. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.
Adjustments of Prices
Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts the “ADS price” for purposes of a make-whole fundamental change or the “redemption reference price” for purposes of an optional redemption, a cleanup redemption or a tax redemption over a span of multiple days, we will make appropriate adjustments in good faith and in a commercially reasonable manner to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs at any time during the period when such last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts or ADS prices are to be calculated.
Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change
If a “fundamental change” described in clause (1), (2) or (4) of the definition thereof under “—Repurchase upon Fundamental Change” (determined after giving effect to any exceptions to or exclusions from such definition, including in the paragraph immediately succeeding clause (4) of the definition thereof, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional ADSs (the “additional ADSs”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the second business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof or that constitutes an exempted fundamental change, the 35th business day immediately following the effective date of such make-whole fundamental change). We will provide written notification to holders, the trustee and the conversion agent (if other than the trustee) of the effective date of any make-whole fundamental change and publish a notice on our website or through such other public medium as we may use at that time announcing such effective date no later than five business days after such effective date.
Upon surrender of notes for conversion in connection with a make-whole fundamental change we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under “—Settlement upon Conversion.” However, if the consideration for the ADSs in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “ADS price” (as defined below) for the transaction and will be deemed to be an amount of cash per US$1,000 principal amount of converted notes equal to the conversion rate (including any adjustment as described in this section), multiplied by such ADS price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date.
The number of additional ADSs, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “ADS price”) paid (or deemed to be paid) per ADS in the make-whole fundamental change. If the holders of the ADSs receive in exchange for their ADSs only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the ADS price shall be the cash amount paid per ADS. Otherwise, the ADS price shall be the average of the last reported sale prices of the ADSs over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.
The ADS prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted ADS prices will equal the ADS prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the ADS price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional ADSs will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional ADSs to be received per US$1,000 principal amount of the notes for each ADS price and effective date set forth below:
	ADS price
Effective Date	US$318	US$350	US$400	US$477	US$500	US$600	US$700	US$800	US$1,000	US$1,250	US$1,500	US$2,000
September 14, 2021	1.0482	0.8725	0.6661	0.4539	0.4073	0.2610	0.1730	0.1175	0.0568	0.0236	0.0094	0.0004
September 15, 2022	1.0482	0.8514	0.6367	0.4196	0.3726	0.2282	0.1445	0.0937	0.0410	0.0147	0.0047	0.0000
September 15, 2023	1.0482	0.8257	0.6001	0.3771	0.3300	0.1891	0.1117	0.0674	0.0253	0.0070	0.0013	0.0000
September 15, 2024	1.0482	0.7980	0.5555	0.3232	0.2759	0.1411	0.0740	0.0395	0.0112	0.0017	0.0000	0.0000
September 15, 2025	1.0482	0.7643	0.4909	0.2418	0.1950	0.0764	0.0304	0.0122	0.0015	0.0000	0.0000	0.0000
September 15, 2026	1.0482	0.7607	0.4036	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact ADS prices and effective dates may not be set forth in the table above, in which case:
•
If the ADS price is between two ADS prices in the table or the effective date is between two effective dates in the table, the number of additional ADSs will be determined by a straight-line interpolation between the number of additional ADSs set forth for the higher and lower ADS prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•
If the ADS price is greater than US$2,000 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above), no additional ADSs will be added to the conversion rate.

•
If the ADS price is less than US$318 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above), no additional ADSs will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per US$1,000 principal amount of the notes exceed 3.1446 ADSs, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.” Our obligation to satisfy the additional ADSs requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies. Neither the trustee nor any of the agents shall have any duty to monitor the accuracy of any of the calculations made by us which will be conclusive and binding on the holders, absent manifest error.
Adjustment to Conversion Rate upon Conversion in Connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption
If you elect to convert your notes called for redemption in connection with an optional redemption, a cleanup redemption or a tax redemption, the conversion rate will be increased by a number of additional ADSs as described below. We will settle conversions of notes as described above under “—Settlement upon Conversion” and, for the avoidance of doubt, pay additional amounts, if any, with respect to any such conversion.
A conversion of notes called for redemption shall be deemed to be in connection with an optional redemption, a cleanup redemption or a tax redemption if such conversion occurs during the period from, and including, the date we provide the related notice of redemption to holders until the close of business on the second business day immediately preceding the redemption date (or, if we fail to pay the redemption price, such later date on which we pay the redemption price). In the event that a conversion of notes called for redemption in connection with an optional redemption, a cleanup redemption or a tax redemption would also be deemed to be in connection with a make-whole fundamental change, a holder of the notes to be converted will be entitled to a single increase to the conversion rate with respect to the first to occur of the applicable notice of redemption or the effective date of the applicable make-whole fundamental change, and the later event will be deemed not to have occurred for purposes of this section and the adjustments described under “—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change.” For the avoidance of doubt, if we issue a notice of redemption as set forth under “—Optional Redemption,” we will increase the conversion rate hereunder during the related redemption period only with respect to conversions of notes called for redemption (or deemed to be called for redemption). Accordingly, if we elect to redeem fewer than all of the outstanding notes as described under “—Optional Redemption,” holders will not be entitled to convert the notes that are neither called for redemption nor deemed to be called for redemption on account of the notice of redemption and will not be entitled to an increased conversion rate for conversions of such notes on account of the notice of redemption during the related redemption period, even if such notes are otherwise convertible.
The number of additional ADSs by which the conversion rate will be increased in the event of conversion of notes called for redemption in connection with an optional redemption, a cleanup redemption or a tax redemption will be determined by reference to the table under “—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change,” based on the redemption reference date and the redemption reference price (each as defined below), but determined for purposes of this section as if (x) the holder had elected to convert its notes called for redemption in connection with a make-whole fundamental change, (y) the applicable redemption reference date were the “effective date” and (z) the applicable redemption reference price were the “ADS price” (and subject, for the avoidance of doubt, to the two paragraphs immediately following such table). For this purpose, the date on which we deliver notice of redemption is the “redemption reference date” and the average of the last reported sale prices of the ADSs over the five trading day period ending on, and including, the trading day immediately preceding the date we deliver such notice of redemption is the “redemption reference price”.
Repurchase upon Fundamental Change
If a “fundamental change” (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal thereof that is equal to US$1,000 or a multiple of US$1,000. The fundamental change repurchase date will be a business day notified in writing by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below. The fundamental change purchase date will be subject to postponement to comply with applicable law.
The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).
A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:
(1)
Except as described in clause (2) below, (A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and consolidated affiliated entities, our and any such subsidiary’s and consolidated affiliated entity’s employee benefit plans and any permitted holder (as defined below), files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our ordinary share capital (including ordinary share capital held in the form of ADSs) representing more than 50% of the voting power of our ordinary share capital or (B) the permitted holders, individually or in the aggregate, file a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of our then outstanding Class A ordinary shares (including Class A ordinary shares held in the form of ADSs); provided, however, that for purposes of clause (B), in calculating the beneficial ownership percentage of the Class A ordinary shares held by any permitted holder, any Class A ordinary shares (including Class A ordinary shares held in the form of ADSs) (1) (i) beneficially owned directly or indirectly by any permitted holder on the date hereof (including any Class A ordinary shares issued or issuable under employee benefit plans, upon conversion of the Class B ordinary shares, the notes or our outstanding convertible notes) or (ii) issued or issuable by us to the permitted holders after the date hereof shall be excluded from both the numerator and denominator, and (2) deemed to be beneficially owned directly or indirectly by any permitted holder at any time solely because of voting proxy or agreements shall be excluded from the numerator;

(2)
the consummation of (A) any recapitalization, reclassification or change of the Class A ordinary shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Class A ordinary shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us, or any similar transaction, pursuant to which the Class A ordinary shares or the ADSs will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries and consolidated affiliated entities, taken as a whole, to any person other than one of our subsidiaries or consolidated affiliated entities; provided, however, that a transaction described in clause (B) in which the holders of all classes of our ordinary share capital immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-a-vis each other as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3)	our shareholders approve any plan or proposal for the liquidation or dissolution of us; or
(4)
the ADSs (or Class A ordinary shares or other common equity or ADSs in respect of reference property) cease to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) and none of the ADSs, Class A ordinary shares, other common equity and ADSs in respect of reference property is listed or quoted on one of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) within one trading day of such cessation.

A transaction or transactions described in clause (1) or (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by holders of the ADSs, excluding cash payments for fractional ADSs and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common equity or ADSs in respect of common equity that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration, excluding cash payments for fractional ADSs, becomes the reference property for the notes.
The term “permitted holder” means (i) any holder or beneficial owner of the Class B ordinary shares as of the date hereof and permitted transferees of such holder or beneficial owner under the terms of the Class B ordinary shares as of the date hereof and (ii) any “group” within the meaning of Section 13(d) of the Exchange Act consisting of one or more permitted holders.
On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes, the trustee and the paying agent (if other than the trustee) a written notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:
•	the events causing a fundamental change;
•	the date of the fundamental change;
•	the last date on which a holder may exercise the repurchase right;
•	the fundamental change repurchase price;
•	the fundamental change repurchase date;
•	the name and address of the trustee;
•	if applicable, the conversion rate and any adjustments to the conversion rate;

•
that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.
Simultaneously with providing such notice, we will publish a notice containing this information on our website or through such other public medium as we may use at that time.
To exercise the fundamental change repurchase right, you must deliver, on or before the second business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a duly completed written repurchase notice, to the paying agent. Each repurchase notice must state:
•	if certificated, the certificate numbers of your notes to be delivered for repurchase or if not certificated, the notice must comply with applicable DTC procedures;
•	the portion of the principal amount of notes to be repurchased, which must be US$1,000 or an integral multiple thereof; and
•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.
Holders may withdraw any repurchase notice (in whole or in part) by a duly completed written notice of withdrawal delivered to the paying agent prior to the close of business on the second business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:
•	the principal amount of the withdrawn notes;
•	if certificated notes have been issued, the certificate numbers of the withdrawn notes or, if not certificated, the notice must comply with applicable DTC procedures; and
•	the principal amount, if any, which remains subject to the repurchase notice.
We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase to the paying agent and not validly withdrawn:
•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the trustee); and
•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).
In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:
•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;
•	file a Schedule TO or any other required schedule under the Exchange Act; and
•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes;
in each case, so as to permit the rights and obligations under this “Repurchase upon Fundamental Change” to be exercised in the time and in the manner specified in the indenture.
No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).
The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.
We will not be required to purchase, or to make an offer to purchase, the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time, for the same or greater price and otherwise in compliance with the requirements for an offer made by us as set forth above and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time, for the same or greater price and otherwise in compliance with the requirements for an offer made by us as set forth above.
Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a fundamental change occurring pursuant to clause (2)(A) or (B) (or, for the avoidance of doubt, pursuant to clause (1) that also constitutes a fundamental change occurring pursuant to clause (2)(A) or (B)) of the definition thereof), if:
•	such fundamental change constitutes a share exchange event for which the resulting reference property consists entirely of cash in U.S. dollars;
•
immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under the captions “—Conversion Rights—Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares” and, if applicable, “—Conversion Rights—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change”) into consideration that consists solely of U.S. dollars in an amount per US$1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per US$1,000 principal amount of notes (calculated assuming a fundamental change repurchase date that results in a fundamental change repurchase price that includes the maximum amount of accrued interest); and

•
we timely send the notice relating to such fundamental change required pursuant to the provisions described above under the caption “—Conversion Rights—Conversion upon Specified Corporate Events—Certain Corporate Events.”

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.”
Notwithstanding anything to the contrary, to the extent that provisions of any federal or state securities laws or other applicable laws or regulations adopted after the date on which the notes are first issued conflict with the provisions of the indenture relating to our obligations to repurchase the notes upon a fundamental change, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict.
The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our consolidated assets may be uncertain.
If a fundamental change were to occur, we may not have enough funds to settle conversions of the notes or to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and payments from our consolidated affiliated entities, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes and this Offering—We may not have the ability to raise the funds necessary to settle conversions of the notes offered herein or the existing notes in cash or to repurchase the notes or the existing notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or to repurchase the notes.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.
Consolidation, Merger and Sale of Assets
The indenture will provide that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda, Singapore or Hong Kong and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture (including, for the avoidance of doubt, the obligation to pay additional amounts as set forth above under “—Additional Amounts”); and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.
Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.
Events of Default
The “Description of Debt Securities—Events of Default” section of the accompanying prospectus will not apply to the notes. Each of the following is an event of default with respect to the notes:
(1)	default in any payment of interest or additional amounts, if any, on any note when due and payable and the default continues for a period of 30 days;
(2)	default in the payment of principal of any note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
(3)
our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right and such failure continues for a period of five business days;

(4)
our failure to give a fundamental change notice as described under “—Repurchase upon Fundamental Change” or notice of a make-whole fundamental change as described under “—Conversion Rights—Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change,” or notice of a specified corporate transaction as described under “—Conversion Rights—Conversion upon Specified Corporate Events,” in each case, when due and such failure continues for a period of five business days;

(5)	our failure to comply with our obligations under “—Consolidation, Merger and Sale of Assets”;
(6)
our failure for 60 days after written notice from the trustee or by the trustee at the request of the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or the indenture;

(7)	default by us or any of our “significant subsidiaries,” as defined in Article 1, Rule 1-02 of Regulation S-X, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$200 million (or the foreign currency equivalent thereof) in the aggregate by us and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and in each case, such indebtedness is not discharged, or such acceleration is not otherwise cured or rescinded, within 30 days (in the case of clause (ii) above, within the greater of (x) 30 days or (y) the expiration of any grace period or extension of time for payment applicable thereto); or
(8)	certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X.
Each of our consolidated affiliated entities will be deemed to be a “subsidiary” for purposes of the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X. For the avoidance of doubt, for purposes of clause (7) above, “indebtedness for borrowed money” shall not include any obligations due under any foreign exchange, currency option, currency swap or other similar transaction.
The trustee shall not be deemed to have knowledge of an event of default unless and until an officer within the corporate trust department of the trustee responsible for the administration of the indenture (a “responsible officer of the trustee”) receives written notification of such event of default describing the circumstances of such, and identifying the circumstances constituting such event of default and stating that such notification is a “notice of default.”
If an event of default occurs and is continuing, the trustee by written notice to us may, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee may, and the trustee at the request of such holders accompanied by security and/or indemnity satisfactory to the trustee and otherwise subject to the limitations set forth in the indenture shall, declare 100% of the principal of and accrued and unpaid interest on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will automatically be due and payable immediately without any action on part of the trustee. If an event of default occurs and is continuing, the trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the notes or to enforce the performance of any provision of the notes or the indenture. The trustee may maintain a proceeding even if it does not possess any of the notes or does not produce any of them in the proceeding.
Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below will, after the occurrence of such an event of default (which will be the 60th day after written notice is provided to us in accordance with an event of default pursuant to clause (6) above), consist exclusively of the right to receive additional interest on the notes at a rate equal to:
•
0.25% per annum of the principal amount of the notes outstanding for each day during the period beginning on, and including, the date on which such an event of default first occurs and ending on the earlier of (i) the date on which such event of default is cured or validly waived or (ii) the 180th day immediately following, and including, the date on which such event of default first occurred; and

•
if such event of default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such event of default first occurred, 0.50% per annum of the principal amount of the notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such event of default first occurred and ending on the earlier of (i) the date on which such event of default is cured or validly waived or (ii) the 360th day immediately following, and including, the date on which such event of default first occurred.
If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 366th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 366th day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.
In order to elect to pay the additional interest as the sole remedy during the first 360 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify in writing all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 360-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.
If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.
The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest, with respect to the failure to repurchase any notes when required or with respect to the failure to deliver or cause to be delivered, as the case may be, the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.
Each holder shall have the right to receive payment or delivery, as the case may be, of:
•	the principal (including the redemption price and the fundamental change repurchase price, if applicable) of;
•	accrued and unpaid interest, if any, on; and
•	the consideration due upon conversion of,
its notes, on or after the respective due dates expressed or provided for in the notes or the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.
If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered, and if requested, provided, to the trustee indemnity and/or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:
(1)	such holder has previously given the trustee written notice that an event of default is continuing;
(2)	holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;
(3)	such holders have offered, and if requested, provided, to the trustee security and/or indemnity satisfactory to the trustee against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security and/or indemnity; and
(5)	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.
Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or if it is not provided with security and/or indemnity to its satisfaction and may take any other action it deems proper that is not inconsistent with any such direction received from holders. In addition, the trustee will not be required to expend its own funds under any circumstances.
The indenture will provide that in the event an event of default has occurred and is continuing, and if a responsible officer of the trustee has written notice or actual knowledge of such event, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to security and/or indemnification satisfactory to the trustee in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.
The indenture will provide that if an event of default occurs and is continuing and is notified in writing to a responsible officer of the trustee, the trustee shall send to each holder notice of the default within 90 days after it receives written notice or obtains such knowledge. The trustee shall not be deemed to have knowledge of any occurrence of a default unless a responsible officer of the trustee has received written notice thereof. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as the trustee (in its sole discretion) in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating that a review has been conducted of our activities under the indenture and we have fulfilled our obligations thereunder, and whether our authorized officers thereof know of any default that occurred during the previous year that is then continuing. We are also required to deliver to the trustee, within 30 days after the occurrence thereof if such events are then continuing, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof.
Payments of the redemption price, the fundamental change repurchase price, or the principal and interest that are not made when due will accrue interest at the then-applicable interest rate from the required payment date.
Modification and Amendment
The “Description of the Debt Securities—Modification and Waiver” section of the accompanying prospectus will not apply to the notes. No amendment may, without the consent of each holder of an affected outstanding note:
(1)	reduce the amount of notes whose holders must consent to an amendment;
(2)	reduce the rate of or extend the stated time for payment of interest on any note;
(3)	reduce the principal of or extend the stated maturity of any note;
(4)	make any change that adversely affects the conversion rights of any notes, except as required by the indenture;
(5)
reduce the redemption price or the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)	make any note payable in money other than U.S. dollars;

(7)	change the ranking of the notes;
(8)
impair the right of any holder to receive payment of principal and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;

(9)	change our obligation to pay additional amounts on any note; or
(10)	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.
Notwithstanding the foregoing and in addition to the other permitted amendments described in “Description of the Debt Securities—Modification and Waiver,” we and the trustee may amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:
(1)	cure any ambiguity, omission, defect or inconsistency;
(2)	provide for the assumption by a successor corporation of our obligations under the indenture;
(3)	add guarantees with respect to the notes;
(4)	secure the notes;
(5)	add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;
(6)
upon the occurrence of any transaction or event described in the list of bullets under the heading “—Conversion Rights—Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares” above, (x) provide that the notes are convertible into reference property, subject to “—Conversion Rights—Settlement upon Conversion” above, and (y) effect the related changes to the terms of the notes described under “Conversion Rights—Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares” above, in each case, in accordance with the applicable provisions of the indenture;

(7)	adjust the conversion rate as provided in the indenture;
(8)	provide for the appointment of and acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;
(9)	irrevocably elect a settlement method and/or a specified dollar amount (or minimum specified dollar amount), or eliminate our right to elect a settlement method;
(10)	comply with the rules of DTC;
(11)	make any change that does not adversely affect this rights of any holder in any material respect;
(12)	conform the provisions of the indenture to the “Description of the Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet; or
(13)	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.
Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to send to the holders (with a copy to the trustee) a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Voting
In determining whether the holders of the requisite aggregate principal amount of notes have concurred in any direction, consent, waiver or other action under the indenture, notes that are owned by us, by any of our consolidated subsidiaries and our consolidated affiliated entities or by any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with us or any of our consolidated subsidiaries and our consolidated affiliated entities shall be disregarded and deemed not to be outstanding for the purpose of any such determination. Notes so owned that have been pledged in good faith may be regarded as outstanding for such purposes if the pledgee shall establish its right to so act with respect to such notes and that the pledgee is not us, one of our consolidated subsidiaries and our consolidated affiliated entities or a person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with us, our consolidated subsidiaries and our consolidated affiliated entities. Within five days of acquisition of the notes by any of the above described persons or entities, we shall furnish to the trustee promptly an officers’ certificate listing and identifying all notes, if any, known by us to be owned or held by or for the account of any of the above described persons or entities.
Discharge
We may satisfy and discharge our obligations under the indenture (except for surviving rights of the trustee and our obligations with respect thereto) by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, on a redemption date, on any fundamental change repurchase date, upon conversion or otherwise, cash and/or (in the case of conversion) ADSs sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.
Calculations in Respect of Notes
Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the ADS price, the last reported sale prices of the ADSs, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the notes, any additional interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the paying agent and conversion agent, and each of the trustee, the paying agent and conversion agent has no duty to verify such calculations and is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any registered holder of notes upon the request of that holder.
Reports
The indenture will provide that a copy of any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be provided by us to the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents or reports filed by us with the SEC via the EDGAR system or any successor thereof will be deemed to be provided to the trustee as of the time such documents are filed via EDGAR or such successor, it being understood that the trustee shall not be responsible for determining whether such filings have been made. If the notes become convertible into reference property consisting in whole or in part of shares of capital stock of any parent company of ours pursuant to the terms of the indenture described under “—Conversion Rights— Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares” and such parent company provides a full and unconditional guarantee of the notes, the SEC reports of such parent company shall be deemed to satisfy the foregoing reporting requirements of the indenture.
Trustee
Wilmington Trust, National Association is the trustee, registrar, paying agent, transfer agent and conversion agent. The trustee, in each of its capacities, including without limitation as trustee, registrar, paying agent, transfer agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing Law
The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.
Book-Entry, Settlement and Clearance
The Global Notes
The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and
•
ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for the Global Notes
All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we, the trustee, the agents nor the underwriters are responsible for those operations or procedures.
DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and
•
will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal and interest with respect to the notes represented by a global note will be made by the paying agent (to the extent funded by us) to DTC’s nominee as the registered holder of the global note.
Neither we nor the trustee (or our or its agents) nor the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Notes
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:
•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;
•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

TAXATION
The following discussion is a summary of Cayman Islands, Singapore and U.S. federal income tax considerations of an investment in the notes, the ADSs or Class A ordinary shares based upon laws and relevant interpretations thereof in effect as of the date of this offering memorandum, all of which are subject to change. This summary does not deal with all possible tax considerations relating to an investment in the notes, the ADSs or Class A ordinary shares, such as the tax considerations under state, local and other tax laws.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties which are applicable to any payments made by or to our Company.
Payments of interest and principal on the notes and dividends and capital in respect of our ordinary shares or the ADSs will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the notes, our ordinary shares or the ADSs, as the case may be, nor will gains derived from the disposal of the notes, our ordinary shares or the ADSs be subject to Cayman Islands income or corporation tax.
No stamp duty is payable in respect of the issue of the notes, our ordinary shares or the ADSs or on an instrument of transfer in respect of our ordinary shares. The notes themselves will be stampable if they are executed in or brought into the Cayman Islands.
Singapore Taxation
The following discussion is a summary of Singapore income tax and stamp duty considerations relevant to the ownership, conversion and disposition of the notes, ADSs or our ordinary shares. The statements made herein regarding taxation are general in nature and based upon certain aspects of the current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date hereof and are subject to any changes in such laws or administrative guidelines or the interpretation of such laws or guidelines occurring after such date, which changes could be made on a retrospective basis. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to acquire, own, convert or dispose of the notes, ADSs or our ordinary shares and do not purport to deal with the tax considerations applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective investors are advised to consult their own tax advisers as to Singapore or other tax considerations of the acquisition, ownership, conversion or disposal of the notes, ADSs and our ordinary shares, taking into account their own particular circumstances. It is emphasized that neither we nor any other persons involved in this offering memorandum accept responsibility for any tax effects or liabilities resulting from the acquisition, holding, conversion or disposal of the notes, ADSs or our ordinary shares.
Income Tax
Under the Singapore Income Tax Act (Chapter 134 of Singapore) (“SITA”), a company established outside Singapore but whose governing body, being the board of directors, usually exercises de facto control and management of its business in Singapore could be considered tax resident in Singapore. However, such control and management of the business should not be deemed to be in Singapore if physical board meetings are conducted outside of Singapore. Where board resolutions are passed in the form of written consent signed by the directors each acting in their own jurisdictions, or where the board meetings are held by teleconference or video conference, it is possible that the place of de facto control and management will be considered to be where the majority of the board are located when they sign such consent or attend such conferences.

We believe that Sea Limited is not a Singapore tax resident for Singapore income tax purposes. However, the tax resident status of Sea Limited is subject to determination by the Inland Revenue Authority of Singapore (“IRAS”) and uncertainties remain with respect to the interpretation of the term “control and management” for the purposes of the SITA. See “Risk Factors—Risk Related to Doing Business in Our Region—It is not certain if Sea Limited will be classified as a Singapore tax resident” in our Form 20-F. The statements below are based on the assumption that Sea Limited is not a tax resident in Singapore for Singapore income purposes.
Interest and dividends
Payment of interest on the notes would be subject to withholding tax in Singapore if the interest payment were made with respect to a loan or indebtedness which is borne directly or indirectly by a person resident in Singapore or a permanent establishment in Singapore, or is deductible against any income accruing in or derived from Singapore or the funds provided by such loans are brought into or used in Singapore. The rate at which tax is to be withheld for such payments is either a final withholding tax of 15% (if it is in relation to payments derived by a person not resident in Singapore and not connected with either (i) any business, profession or vocation carried on or exercised in Singapore or (ii) a permanent establishment in Singapore), or otherwise 17% for non-resident persons (other than non-resident individuals) or 22% for non-resident individuals. These rates may be reduced by applicable tax treaties.
We believe that the interest payments in connection with the notes are not subject to Singapore withholding tax as we believe that Sea Limited is not a Singapore tax resident, is not claiming tax deductions on interest expenses against any income accruing in or derived from Singapore, the indebtedness in connection with the notes is not borne directly or indirectly by a person resident in Singapore or a permanent establishment in Singapore, and the funds provided by the notes will not be brought into or used in Singapore by Sea Limited unless there are separate commercial arrangements.
Singapore currently does not impose withholding tax on dividends. If Sea Limited were considered a Singapore tax resident, dividends paid to the holders of our ordinary shares and ADSs would not be subject to withholding tax in Singapore.
Sales and conversion
There is no capital gain tax in Singapore and there is no specific law or regulation in Singapore dealing with the characterization of a gain as income or capital in nature. Gains arising from conversion of notes, disposition of notes, the ADSs or ordinary shares may be construed as income and subject to Singapore income tax if they arise from or are otherwise connected with a trade or business activity in Singapore. Such gains may also be considered income in nature, even if they do not arise from an activity in the ordinary course of trade or business or an ordinary incident of some other business activity, if the notes, ADSs or ordinary shares were purchased with the intention or purpose of making a profit by sale rather than holding for long-term investment purposes in Singapore. Conversely, gains from conversion of notes, disposition of notes, ADSs or ordinary shares in Singapore, if considered as capital gains rather than income, are not taxable in Singapore.
Notwithstanding the above, foreign investors may claim that the gains from conversion of notes and disposition of their notes, ADSs or Class A ordinary shares are not received in Singapore (so that such gains will not be subject to Singapore income tax) if (i) the foreign investor is not a tax resident in Singapore, (ii) the foreign investor does not maintain a permanent establishment in Singapore, to which the gains may be effectively connected, and (iii) the entire process (including the negotiation, deliberation, execution of the acquisition, conversion and sale, etc.) leading up to the actual transaction is performed outside of Singapore.
For Singapore resident investors, if the gain from conversion of the notes or disposal of the notes, ADSs or ordinary shares is considered income in nature and is accrued in or derived from Singapore, such gain will generally be subject to Singapore income tax, but would not be taxable in Singapore if the gain is considered as capital gains in nature. Alternatively, the gains may be exempted from tax in Singapore if the conditions under Section 13Z of SITA are met.

Stamp Duty with respect to Class A ordinary shares and ADSs
No stamp duty is payable on acquisition of the notes or issuance of ADSs and ordinary shares. As Sea Limited is incorporated in the Cayman Islands and the notes, ADSs and ordinary shares are not registered in any register kept in Singapore, no stamp duty is payable in Singapore on any instrument of transfer upon a sale or gift of the notes, ADSs or ordinary shares.
Adoption of FRS 39, FRS 109 or SFRS(I) 9 for Singapore Income Tax Purposes
Section 34A of the SITA provides for the tax treatment for financial instruments in accordance with FRS 39 (subject to certain exceptions and “opt-out” provisions) to taxpayers who are required to comply with FRS 39 for financial reporting purposes. The IRAS has also issued a circular entitled “Income Tax Implications Arising from the Adoption of FRS 39 – Financial Instruments: Recognition and Measurement”.
FRS 109 or SFRS(I) 9 (as the case may be) is mandatory effective for annual periods beginning on or after January 1, 2018, replacing FRS 39. Section 34AA of the SITA requires taxpayers who comply or who are required to comply with FRS 109 or SFRS(I) 9 (as the case may be) for financial reporting purposes to calculate their profit, loss or expense for Singapore income tax purposes in respect of financial instruments in accordance with FRS 109 or SFRS(I) (as the case may be), subject to certain exceptions. The IRAS has also issued a circular entitled “Income Tax: Income Tax Treatment Arising from Adoption of FRS 109 – Financial Instruments”.
Holders of the notes who may be subject to the tax treatment under Sections 34A or 34AA of the SITA should consult their own accounting and tax advisers regarding the Singapore income tax considerations of their acquisition, holding, redemption, conversion or disposal of the notes.
United States Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes acquired by U.S. Holders (as defined below) pursuant to this offering and to the ADSs received by such U.S. Holders upon the conversion of such notes, as well as the underlying Class A ordinary shares. This discussion applies only to U.S. Holders that hold the notes, ADSs or Class A ordinary shares as capital assets (generally, property held for investment). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (“Regulations”), published positions of the Internal Revenue Service (the “IRS”), court decisions and other applicable authorities, all as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).
This discussion does not address all U.S. federal income tax considerations that may be applicable to U.S. Holders in light of their particular circumstances or U.S. Holders subject to special treatment under U.S. federal income tax law, such as:
•	banks, insurance companies and other financial institutions;
•	entities treated as partnerships for U.S. federal income tax purposes, S corporations or other pass-through entities;
•	tax-exempt entities;
•	real estate investment trusts;
•	regulated investment companies;
•	brokers, dealers, traders in securities that elect to use a mark-to-market method of accounting;
•	certain former citizens or residents of the United States;
•	persons that elect to mark their securities to market;
•	persons who hold notes, ADSs or Class A ordinary shares as part of a hedging, integrated, straddle, conversion or constructive sale transaction for U.S. federal income tax purposes;
•	persons that have a functional currency other than the U.S. dollar;

•
persons required to accelerate the recognition of any item of gross income with respect to the notes, ADSs or Class A ordinary shares as a result of such income being recognized on an applicable financial statement; and

•	persons that actually or constructively own 10% or more of our stock by vote or value.
This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the notes, ADSs or Class A ordinary shares that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•
a trust, (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds the notes, ADSs or Class A ordinary shares, the tax treatment of a partner will generally depend on the status and the activities of the partnership. Partners in a partnership holding the notes, ADSs or Class A ordinary shares should consult their tax advisors regarding the tax considerations of an investment in the notes, ADSs or Class A ordinary shares.
The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement have been and will be complied with in accordance with their terms.
If a U.S. Holder holds ADSs, such holder will generally be treated as owning the underlying Class A ordinary shares represented by those ADSs for U.S. federal income tax purposes.
Interest on the Notes
Interest paid on the notes will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with such holder’s method of accounting and will include amounts withheld in respect of any foreign taxes and any additional amounts paid in respect thereof. Interest income on the notes will generally constitute non-U.S. source income and will generally be treated as “passive category income” for foreign tax credit limitation purposes. The rules governing the foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Sale, Exchange or Repurchase of the Notes
Subject to the discussion below under “—Passive Foreign Investment Company Rules,” upon a sale, taxable exchange (including an exchange in lieu of conversion), repurchase or other taxable disposition of a note (other than a conversion in whole or in part into ADSs, the considerations of which are described under “—Conversion of the Notes” below), a U.S. Holder will generally recognize capital gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on such sale, exchange, repurchase or other taxable disposition (other than to the extent, if any, attributable to accrued interest, which will generally be treated as ordinary income to the extent not already included in income by such holder) and (2) such holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note will generally equal such holder’s cost of the note.
Such gain or loss will generally be long-term capital gain or loss if such holder’s holding period of the note is more than one year at the time of such sale, exchange, repurchase or other taxable disposition.

Long-term capital gain of non-corporate taxpayers is generally subject to tax at a lower tax rate than the tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder will generally be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Consequently, a U.S. Holder may not be able to use any foreign tax credit arising from any foreign tax imposed on the disposition of a note unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from non-U.S. sources.
Conversion of the Notes
Subject to the discussion below under “—Passive Foreign Investment Company Rules,” upon conversion of a note, a U.S. Holder will receive cash, ADSs or a combination of cash and ADSs, at our election.
If a U.S. Holder receives solely cash in exchange for a note upon conversion, the U.S. Holder’s gain or loss will be determined in the same manner as if the U.S. Holder had disposed of the note in a taxable disposition described under “—Sale, Exchange or Repurchase of the Notes” above.
If a U.S. Holder receives solely ADSs in exchange for a note upon conversion, the conversion will be treated as a recapitalization and the U.S. Holder will generally not recognize any gain or loss upon the conversion except with respect to cash received in lieu of fractional ADSs, as described in “Description of the Notes—Conversion Rights—Settlement upon Conversion,” and except that ADSs received with respect to accrued interest will be subject to tax as ordinary income to the extent not previously included in income. The U.S. Holder’s tax basis in the ADSs received on conversion of a note (other than ADSs received with respect to accrued interest) will be the same as such U.S. Holder’s adjusted tax basis in the note at the time of conversion, reduced by any tax basis allocable to any fractional ADS, and the holding period for the ADSs received on conversion will generally include the holding period of the note converted. The tax basis in ADSs received with respect to accrued interest will equal the fair market value of such ADSs upon receipt, and the holding period of such ADSs will not include the holding period of the notes converted.
A U.S. Holder of a note will generally recognize capital gain or loss for U.S. federal income tax purposes upon the receipt of cash in lieu of a fractional ADS in an amount equal to the difference between the amount of cash received and the holder’s tax basis in such fractional ADS. A U.S. Holder’s tax basis in a fractional ADS will be determined by allocating the holder’s tax basis in the ADSs between the ADSs received upon conversion and the fractional ADS, in accordance with their respective fair market value. This gain or loss should be capital gain or loss, and should be taxable as described above under "—Sale, Exchange or Repurchase of the Notes."
If a U.S. Holder receives a combination of ADSs and cash (other than cash received in lieu of fractional ADS which will be subject to tax as described above) in exchange for a note upon conversion, it is possible that the conversion will be treated as a recapitalization for U.S. federal income tax purposes, although the tax treatment is uncertain. Assuming recapitalization treatment, a U.S. Holder will recognize gain, but not loss, equal to the excess of the sum of the fair market value of the ADSs and cash received (other than amounts attributable to accrued interest, which will be treated as ordinary income to the extent not previously included in income as described under “—Interest on the Notes” above) over the holder’s adjusted tax basis in the note, but in no event will the gain recognized exceed the amount of cash received (excluding cash attributable to accrued interest). Under recapitalization treatment, a U.S. Holder’s tax basis in the ADSs received upon a conversion of a note (other than ADSs received with respect to accrued interest, but including any fractional ADS deemed received) will equal the tax basis of the note that was converted, reduced by the amount of cash received (excluding cash received in lieu of a fractional ADS and cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional ADS). The tax basis in ADSs received with respect to accrued interest will equal the fair market value of such ADSs upon receipt, and the holding period of such ADSs will not include the holding period of the notes converted.
An alternative characterization would treat the cash payment received on conversion as proceeds from a sale of a portion of the note, and would tax the sale portion in the manner described under “—Sale, Exchange or Repurchase of the Notes” above. Under this alternative characterization, a U.S.

Holder would not recognize gain or loss with respect to ADSs received (other than ADSs attributable to accrued interest which will be subject to tax as ordinary income to the extent not previously included in income), and the U.S. Holder’s holding period for such ADSs would include the period during which such holder held the notes. In such case, the U.S. Holder’s basis in the note would be allocated pro rata between the ADSs received upon conversion and the portion of the note treated as exchanged for cash, in accordance with their fair market values. The tax basis in ADSs received with respect to accrued interest will equal the fair market value of such ADSs upon receipt, and the holding period of such ADSs will not include the holding period of the notes converted.
U.S. Holders should consult their tax advisors regarding the tax treatment of the receipt of cash and ADSs for notes upon conversion.
Adjustment of Conversion Rate
The conversion rate of the notes will be adjusted in certain circumstances, as described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.” In the event of an adjustment in the conversion rate of the notes as a result of taxable dividends to holders of our ordinary shares or certain other events, a U.S. Holder may be treated as having received a constructive distribution from us for U.S. federal income tax purposes even if such holder does not receive any cash or other property in connection with the adjustment and does not exercise such holder’s conversion rights. Similarly, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a U.S. Holder’s proportionate interest in us could be treated as a constructive distribution to such holder. In addition, as described under “Description of the Notes— Repurchase Upon Fundamental Change,” “—Conversion Rights— Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change” and “—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with our Election to Redeem for Changes in Tax Laws” if a make-whole fundamental change occurs, under some circumstances the conversion rate will be increased for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a constructive distribution to a U.S. Holder under certain circumstances.
Any such constructive distribution will generally be taxable to U.S. Holders as a dividend to the extent of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles). It is not clear, however, whether any such dividend would be eligible for the reduced tax rate available to certain non-corporate U.S. Holders with respect to “qualified dividend income” as discussed below under “—Dividends.”
Dividends
Subject to the discussion below under “—Passive Foreign Investment Company Rules,” the gross amount of any distribution to a U.S. Holder with respect to the ADSs or Class A ordinary shares will generally be included in such holder’s gross income as ordinary dividend income on the date actually or constructively received by such holder, in the case of Class A ordinary shares, or by the depositary, in the case of ADSs, to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, U.S. Holders should expect that any distribution from us will generally be reported as a dividend. The amount of such dividend will include amounts withheld by us or our paying agent in respect of any foreign taxes. Any dividend from us will not be eligible for the dividends-received deduction generally allowed to corporations in respect of dividends received from U.S. corporations.
The amount of any dividend paid in foreign currency will equal the U.S. dollar value of the foreign currency received calculated by reference to the exchange rate in effect on the date the dividend is received by a U.S. Holder, in the case of Class A ordinary shares, or by the depositary in the case of ADSs, regardless of whether the foreign currency is converted into U.S. dollars. If the foreign currency received as a dividend is converted into U.S. dollars on the date it is received, a U.S. Holder will generally not be required to recognize foreign currency gain or loss in respect of the dividend income. If the foreign currency received as a dividend is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the foreign currency will be treated as U.S. source ordinary income or loss.
With respect to individuals and certain other non-corporate U.S. Holders, dividends may constitute “qualified dividend income” that is subject to tax at the lower applicable capital gains rates provided that (1) the ADSs or Class A ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, (2) we are not a PFIC for either our taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period and other requirements are met. The ADSs, but not our Class A ordinary shares, are listed on the NYSE so we anticipate that the ADSs should qualify as readily tradable on an established securities market in the United States, although there can be no assurances in this regard. U.S. Holders should consult their tax advisors regarding the availability of the lower capital gains rate applicable to qualified dividend income for dividends paid with respect to the ADSs or Class A ordinary shares (including rules relating to foreign tax credit limitations).
Dividends from us will generally constitute non-U.S. source income and be treated as “passive category income” for foreign tax credit limitation purposes. U.S. Holders may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding tax imposed on dividends received on the ADSs or Class A ordinary shares. If a U.S. Holder does not elect to claim a foreign tax credit for foreign taxes withheld, such holder may instead claim a deduction for U.S. federal income tax purposes in respect of such taxes, but only for a year in which such holder elects to do so for all creditable foreign income taxes. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Sale or Other Disposition of ADSs or Class A Ordinary Shares
Subject to the discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize gain or loss on any sale or other disposition of the ADSs or Class A ordinary shares equal to the difference between the amount realized with respect to such ADSs or Class A ordinary shares and such holder’s tax basis in such ADSs or Class A ordinary shares. Such gain or loss will generally be capital gain or loss. Individuals and certain other non-corporate U.S. Holders who have held such ADSs or Class A ordinary shares for more than one year will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Consequently, a U.S. Holder may not be able to use any foreign tax credit arising from any foreign tax imposed on the disposition of the ADSs or Class A ordinary shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from non-U.S. sources.
Passive Foreign Investment Company Rules
A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash is generally categorized as a passive asset and the company’s unbooked intangibles associated with active business activity are taken into account as a non-passive asset. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own (or are deemed to own), directly, indirectly or constructively, 25% or more (by value) of the stock. Although the law in this regard is not entirely clear, we treat our VIEs as being owned by us for U.S. federal income tax purposes.
Based on our income and assets, and the value of the ADSs, we do not believe that we were a PFIC, for U.S. federal income tax purposes, for the taxable year ended December 31, 2020, and do not anticipate becoming a PFIC for the current taxable year or for the foreseeable future. Nevertheless, because PFIC status is a factual determination made annually after the close of each taxable year on the basis of the composition of our income and assets, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash (including the proceeds from this offering), our risk of becoming classified as a PFIC may substantially increase. In addition, because we have valued our goodwill based on the market value of the ADSs, a decrease in the market value of the ADSs may also result in our becoming a PFIC.
If we are a PFIC for any taxable year during which a U.S. Holder holds the notes, ADSs or Class A ordinary shares, such holder will be subject to special tax rules with respect to any “excess distribution” that such holder receives on the ADSs or Class A ordinary shares and any gain such holder realizes from a sale or other disposition (including a pledge) of our notes, ADSs or Class A ordinary shares, unless such holder makes a “mark-to-market” election as discussed below. The foregoing rules would also generally apply to the notes under Proposed Treasury Regulations that have a retroactive effective date. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions such holder received during the shorter of the three preceding taxable years or such holder’s holding period for the ADSs or Class A ordinary shares will be treated as an excess distribution (see the discussion above under “—Conversion of the Notes” for the holding period of the ADSs received upon conversion of the notes). Under these special tax rules:
•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the notes, ADSs or Class A ordinary shares;
•
amounts allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (a “pre-PFIC year”) will be subject to tax as ordinary income; and

•
amounts allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year, and such amounts will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to such years.

If we are a PFIC for any taxable year during which a U.S. Holder holds ADSs or Class A ordinary shares and any of our non-U.S. affiliated entities are also PFICs, such holder will be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. affiliate classified as a PFIC for purposes of the application of these rules.
Alternatively, a U.S. Holder of “marketable stock”(as defined below) in a PFIC may make a mark-to-market election for such stock of a PFIC to elect out of the tax treatment discussed in the second preceding paragraph. If a U.S. Holder makes a valid mark-to-market election for the ADSs, the U.S. Holder will include in income each year an amount equal to the excess, if any, of the fair market value of the ADSs as of the close of such holder’s taxable year over such holder’s adjusted basis in such ADSs. The U.S. Holder is allowed a deduction for the excess, if any, of such holder’s adjusted basis in the ADSs over their fair market value as of the close of the taxable year. Deductions are allowable however, only to the extent of any net mark-to-market gains on the ADSs included in the U.S. Holder’s income for prior taxable years. Amounts included in the U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ADSs, as well as to any loss realized on the actual sale or disposition of the ADSs, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included in income with respect to such ADSs. The U.S. Holder’s basis in the ADSs will be adjusted to reflect any such income or loss amounts. If a U.S. Holder makes such a mark-to-market election, tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us (except that the lower applicable capital gains rate for qualified dividend income would not apply). If a U.S. Holder makes a valid mark-to-market election, and we subsequently cease to be classified as a PFIC, such U.S. Holder will not be required to take into account the mark-to-market income or loss described above during any period that we are not classified as a PFIC.
The mark-to-market election is available only for “marketable stock” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable Regulations. We expect that the ADSs will continue to be listed on the NYSE, which is a qualified exchange for these purposes, and, consequently, assuming that the ADSs are regularly traded, if a U.S. Holder holds the ADSs, it is expected that the mark-to-market election would be available to such holder were we to become a PFIC. A mark-to-market election may not, however, be made with respect to the notes or Class A ordinary shares as they are not marketable stock. Accordingly, if we are a PFIC during any year in which a U.S. Holder holds notes or Class A ordinary shares, such holder will generally be subject to the special tax rules discussed above.
In addition, because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.
If a U.S. Holder owns the ADSs or Class A ordinary shares during any taxable year that we are a PFIC, such holder must generally file an annual report with the IRS regarding its ownership of the ADSs or Class A ordinary shares. U.S. Holders should consult their tax advisors concerning the U.S. federal income tax considerations of holding and disposing of notes, ADSs or Class A ordinary shares if we are or become a PFIC, including the availability and possibility of making a mark-to-market election.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS INTENDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, ADSs AND CLASS A ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.

THE CONCURRENT ADS OFFERING
Concurrently with this offering of the notes, we are offering, pursuant to a separate prospectus supplement and accompanying prospectus, 11,000,000 ADSs (or up to 12,650,000 ADSs if the underwriters of that offering exercise their option to purchase additional ADSs in full), which we refer to as the “ADS Offering”. We estimate that the net proceeds to us from the concurrent ADS Offering will be approximately US$3.5 billion (or approximately US$4.0 billion if the underwriters of the concurrent ADS Offering exercise their option to purchase additional ADSs in full), after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us and after giving effect to the reimbursement by the underwriters to us of certain of our expenses in connection to the ADS Offering.
This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any ADSs being offered in the concurrent ADS Offering. We cannot assure you that the ADS Offering will be completed or, if completed, on what terms any of them will be completed. The completion of this offering is not contingent on the completion of the concurrent ADS Offering, and the completion of the concurrent ADS Offering is not contingent on the completion of this offering.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement with respect to the notes being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of notes indicated in the following table. Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as book-running managers and as the representatives of the underwriters of this offering.
Underwriters	Principal Amount of the notes
Goldman Sachs (Asia) L.L.C.	US$1,625,000,000
J.P. Morgan Securities LLC.	US$625,000,000
BofA Securities, Inc.	US$250,000,000
Total	US$2,500,000,000
The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated, severally and jointly, to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken, other than the notes covered by the underwriters’ option to purchase additional notes described below.
The underwriters initially propose to offer part of the notes directly to the public at the public offering price listed on the cover of this prospectus supplement and part of the notes to certain dealers at a price that represents a concession not in excess of US$6.00 per note under the public offering price. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters.
Certain of the underwriters are not broker-dealers registered with the SEC. Therefore, to the extent they intend to make any offers or sales of notes in the United States, they will do so only through one or more registered broker-dealers in compliance with applicable securities law and regulations, and FINRA rules. Goldman Sachs (Asia) L.L.C. will offer notes in the United States through its registered broker-dealer affiliate in the United States, Goldman Sachs & Co. LLC. Sales of any ADSs made outside of the United States may be made by affiliates of J.P. Morgan Securities LLC.
Option to Purchase Additional Notes
We have granted to the underwriters an over-allotment option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of additional US$375,000,000 principal amount of notes from us at the offering price listed on the cover of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, severally and jointly, subject to certain conditions, to purchase additional notes approximately proportionate to each underwriter’s initial amount reflected in the table above.
Commissions and Expenses
Total underwriting discounts and commissions to be paid to the underwriters represent 1% of the total amount of the offering. The following table shows the per note and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional notes.
Total
	Per note	No Exercise	Full Exercise
Discounts and commissions paid by us	US$10	US$25,000,000	US$28,750,000
The estimated offering expenses payable by us, exclusive of underwriting discounts and commissions, are approximately US$1.6 million. The underwriters have agreed to reimburse us for a certain portion of our expenses in connection with this offering.

Lock-Up Agreements
We have agreed that, without the prior written consent of Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities LLC and BofA Securities, Inc., we will not, during the period ending 90 days after the date of this prospectus supplement, (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for such ordinary shares or ADSs or enter into a transaction which would have the same effect; (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or ADSs; (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in the ordinary shares or ADSs within the meaning of Section 16 of the Exchange Act; (iv) file any registration statement with the SEC relating to the offering of any ordinary shares, ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in this prospectus supplement; or (v) publicly disclose the intention to make any offer, sale, pledge, disposition or filing, in each case regardless of whether any such transaction described above is to be settled by delivery of ordinary shares, ADSs, or such other securities, in cash or otherwise.
The restrictions described in the preceding paragraph do not apply to (A) the issuance of any ordinary shares represented by ADSs upon conversion of the notes; (B) the issuance of ADSs in connection with the concurrent ADS offering, (C) the issuance of ordinary shares or ADSs or the grant of restricted shares, restricted ADSs or options to purchase ordinary shares or ADSs or similar securities under our share incentive plan and equity plan; (D) the issuance by us of ordinary shares or ADSs upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing or which is otherwise described in this prospectus supplement; and (E) the issuance of ordinary shares or ADSs by us in connection with any mergers or acquisitions approved by our board of directors or otherwise duly authorized by the company.
Each of our directors and executive officers has agreed that, without the prior written consent of Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities LLC and BofA Securities, Inc., he or she will not, during the period ending 90 days after the date of this prospectus supplement, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, or file, or participate in the filing of, a registration statement with the SEC in respect of, any ordinary shares or ADSs, or any options or warrants to purchase any ordinary shares or ADSs, or any securities convertible into, exchangeable for or that represent the right to receive ordinary shares or ADSs, whether now owned or hereinafter acquired, with respect to which they have beneficial ownership within the rules and regulations of the SEC. The foregoing restriction is expressly agreed to preclude each of our directors and executive officers from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of his or her securities even if such securities would be disposed of by someone other than themselves. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, swap or sale or grant of any right (including without limitation any put or call option) with respect to any of their securities or with respect to any security that includes or relates to, or derives any significant part of its value from such ordinary shares or ADSs.
The restrictions described in the preceding paragraph do not apply to (i) the sale of securities acquired in open market transactions or in the offering or after the date of this prospectus supplement, provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such sale during the lock-up period, (ii) transfers by will or intestacy or otherwise transfer to immediate family members, trusts, family limited partnerships or an entity beneficially owned and controlled by such executive officer or director, or to a partner, member, stockholder or other equity holder of the party or, if the party is an investment fund or an investment fund manager, to any investment fund controlled or managed by such party or managed by the same investment fund manager as such party, in each case as part of a distribution without consideration, provided in each case that the transferee or transferees agree to be bound in writing by the lock-up restrictions set forth above prior to such transfer, no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer and any such transfer shall not involve a disposition for value, (iii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the lock-up restrictions set forth above, (iv) transfers with the prior written consent of Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities LLC and BofA Securities, Inc., (v) pursuant to a pledge in a bona fide transaction which is outstanding on the date hereof to a lender and disclosed in writing to the underwriters on or prior to the date hereof, (vi) pursuant to an order of a court, provided that the recipients of such transfers agree to be bound in writing by the lock-up restrictions set forth, or (vii) pursuant to a written plan meeting the requirements of 10b5-1 plan in effect as of the date hereof. The lock-up restrictions described above are subject to certain other customary exceptions.
Goldman Sachs (Asia) L.L.C., in its sole discretion, may release the ADSs and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.
In connection with the offering, the underwriters may purchase and sell notes and ADSs in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an underwriter of a greater number of notes than it is required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
Concurrent Offering
Concurrent with this offering, pursuant to a separate prospectus supplement, we are offering 11,000,000 ADSs (or up to 12,650,000 ADSs if the underwriters of that offering exercise their option to purchase additional ADSs in full). Any such sales may affect the price of our ADSs. Neither the completion of this offering nor the concurrent ADS Offering is contingent on the completion of the other, so it is possible that this offering occurs and the ADS Offering does not occur, and vice versa. We cannot assure you that the concurrent ADS Offering will be completed on the terms described herein, or at all.
Electronic Distribution
A prospectus in electronic format will be made available on the websites maintained by the underwriters or one or more securities dealers. The underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of notes for sale to their online brokerage account holders. Notes to be sold pursuant to an internet distribution will be allocated on the same basis as other allocations. In addition, notes may be sold by the underwriters to securities dealers who resell notes to online brokerage account holders.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Relationships
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing, investment research, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates may have, from time to time, performed, and may in the future perform, various financial advisory, commercial and investment banking services and other services for us and to persons and entities with relationships with us, for which it received or will receive customary fees and commissions.
In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of us and/or persons and entities with relationships with us. The underwriters and their affiliates may also make or communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the notes, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the notes in any jurisdiction where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other material or advertisements in connection with the notes may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.
Australia
This prospectus:
•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”) as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•
does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

Any offer in Australia of the notes may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.
The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National

Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters’ conflicts of interest in connection with this offering.
Cayman Islands
This prospectus does not constitute a public offer of the notes, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any notes in the Cayman Islands.
Dubai International Finance Center
This document relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook, or the OSR, in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The notes to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this document you should consult an authorized financial adviser.
European Economic Area
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), an offer to the public of any notes which are the subject of the offering contemplated by this prospectus may not be made to the public in that Relevant State unless the prospectus has been approved by the competent authority in such Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that an offer of such notes to the public may be made in that Relevant State:
•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant representatives for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom
An offer to the public of any notes which are the subject of the offering contemplated by this prospectus may not be made to the public in the United Kingdom unless the prospectus has been approved by the competent authority in the United Kingdom, all in accordance with the UK Prospectus Regulation, except that an offer of such notes to the public may be made in the United Kingdom:
•	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined in the UK Prospectus Regulation), subject to obtaining the prior consent of the relevant representatives for any such offer; or

•	in any other circumstances falling within section 86 of the FSMA, provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “UK Prospectus Regulation” means Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA, and the expression "FSMA" means Financial Services and Markets Act 2000.
Hong Kong
The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Indonesia
This prospectus does not, and is not intended to, constitute a prospectus for a public offering of securities and this offering does not, and is not intended to, constitute a public offering of securities under Law Number 8 of 1995 regarding Capital Market and its implementing regulations. This prospectus may not be distributed in the Republic of Indonesia and the notes may not be offered or sold in the Republic of Indonesia or to Indonesian citizens wherever they are domiciled, or to Indonesia residents, in a manner which constitutes a public offering under the laws of the Republic of Indonesia.
Israel
In the State of Israel, the notes offered hereby may not be offered to any person or entity other than the following:
•	a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;
•	a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

•
an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

•
a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

•
a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

•	a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;
•	an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;
•
a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

•	an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and
•
an entity, other than an entity formed for the purpose of purchasing the notes in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Any offeree of the notes offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of the notes.
Accordingly, the notes have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
Korea
The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the notes.

Kuwait
Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the notes, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.
Malaysia
The offering of the notes has not been and will not be approved by the Securities Commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian Capital Markets and Services Act 2007, or CMSA. Accordingly, no notes or invitation to purchase is being made to any person in Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of Schedule 5 of the CMSA and distributed only by a holder of a Capital Markets Services License who carries on the business of dealing in securities.
People’s Republic of China
This prospectus may not be circulated or distributed in the People’s Republic of China (the “PRC”) and the ADSs may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the notes or any beneficial interests therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this prospectus are required by the issuer and its representatives to observe these restrictions. For the purposes of this paragraph, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.
Philippines
The notes being offered or sold have not been and will not be registered with the Philippine Securities and Exchange Commission under the Securities Regulation Code of the Philippines, or the SRC. Any future offer or sale of the notes within the Philippines is subject to the registration requirements under the SRC unless such offer or sale qualifies as a transaction exempt from the registration under the SRC.
Accordingly, this prospectus, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes, may not be circulated or distributed in the Philippines, and the notes may not be offered or sold, or be made the subject of an invitation for subscription or purchase, to persons in the Philippines, other than (i) to qualified investors in transactions that are exempt from the registration requirements of the SRC; and (ii) by persons licensed to make such offers or sales in the Philippines.
Qatar
In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Center Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.
Saudi Arabia
This prospectus may not be distributed in the Kingdom except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.
Switzerland
The notes may not be offered or sold to any investors in Switzerland other than on a non-public basis. This prospectus does not constitute a prospectus within the meaning of Article 652a and Art. 1156 of the Swiss Code of Obligations (Schweizerisches Obligationenrecht). Neither this offering nor the notes have been or will be approved by any Swiss regulatory authority.
Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan through a public offering or in such an offering that require registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.
Thailand
This prospectus does not, and is not intended to, constitute a public offering in Thailand. The notes may not be offered or sold to persons in Thailand, unless such offering is made under the exemptions from approval and filing requirements under applicable laws, or under circumstances which do not constitute an offer for sale of the shares to the public for the purposes of the Securities and Exchange Act of 1992 of Thailand, nor require approval from the Office of the Securities and Exchange Commission of Thailand.
United Arab Emirates
The notes have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.
United Kingdom
Each underwriter has agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
Vietnam
This offering of notes has not been and will not be registered with the State Securities Commission of Vietnam under the Law on Securities of Vietnam and its guiding decrees and circulars. The notes will not be offered or sold in Vietnam through a public offering and will not be offered or sold to Vietnamese persons other than those who are licensed to invest in offshore securities under the Law on Investment of Vietnam.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters with respect to United States federal securities and New York State law in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP. Legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law.
EXPERTS
Our consolidated financial statements appearing in our annual report on Form 20-F for the fiscal year ended December 31, 2020 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020 has been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The offices of Ernst & Young LLP are located at One Raffles Quay, North Tower, Level 18, Singapore 048583.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act that are applicable to a foreign private issuer. We file or furnish reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. Our SEC filings are also available over the Internet at the SEC’s website at www.sec.gov. Our website is www.sea.com. The information contained on, or linked from, our website is not a part of this prospectus supplement and the accompanying prospectus.
This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
•	Our annual report on Form 20-F for the year ended December 31, 2020, filed with the SEC on April 16, 2021; and
•
our Report on Form 6-K furnished with the SEC on September 8, 2021 that attaches as exhibits our Management’s Discussion and Analysis of Financial Condition and Results of Operations and our Unaudited Interim Condensed Consolidated Financial Statements, both for the six months ended June 30, 2020 and 2021.

Our annual report on Form 20-F for the year ended December 31, 2020 contains a description of our business and audited consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP.
Copies of all documents incorporated by reference into this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference into this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Sea Limited
1 Fusionopolis Place, #17-10, Galaxis
Singapore 138522
Tel: +65 6270-8100
Attention: Legal Department

PROSPECTUS

Sea Limited

Class A Ordinary Shares
Preference Shares
Debt Securities
Guarantees
Warrants
Purchase Contracts
Purchase Units
We may offer and sell, from time to time in one or more offerings, together or separately:
•	Class A ordinary shares, including those represented by American Depositary Shares, or ADSs,
•	preference shares,
•	debt securities, which may be senior, subordinated or junior subordinated and convertible or non-convertible,
•	guarantees,
•	warrants to purchase ordinary shares, preference shares, ADSs or debt securities,
•	purchase contracts, and
•	purchase units.
In addition, from time to time, any selling securityholders named in a prospectus supplement may offer and sell our Class A ordinary shares, including underlying Class A ordinary shares represented by ADSs, held by them. The selling securityholders may sell our Class A ordinary shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of shares of our Class A ordinary shares by the selling securityholders.
We will provide the specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution” beginning on page 38 of this prospectus.
The ADSs are listed on the New York Stock Exchange, or the NYSE, under the ticker symbol “SE.” On September 7, 2021, the last reported sale price of the ADSs on the NYSE was US$351.02 per ADS.
Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 2 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 8, 2021

i

ABOUT THIS PROSPECTUS
We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we or any selling securityholder may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.
You should carefully read both this prospectus and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.” The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
•	“ADSs” refers to the American Depositary Shares, each of which represents one of our Class A ordinary shares, par value US$0.0005 per share;
•	“Class A ordinary shares” refers to our Class A ordinary shares, par value US$0.0005 per share;
•	“Class B ordinary shares” refers to our Class B ordinary shares, par value US$0.0005 per share;
•	“our Form 20-F” refers to our annual report on Form 20-F for the year ended December 31, 2020, filed with the SEC on April 16, 2021;
•	“shares” or “ordinary shares” refer to our Class A ordinary shares, par value US$0.0005 per share, and our Class B ordinary shares, par value US$0.0005 per share; and
•	“we,” “us,” “the company,” “our group,” “our” or “Sea” refers to Sea Limited, an exempted Cayman Islands company, its consolidated subsidiaries and its consolidated affiliated entities.
ii

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical fact are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors” in this prospectus and in our Form 20-F, that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “could,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to,” “potential” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:
•	our goals and strategies;
•	our future business development, financial condition, financial results, and results of operations;
•	the expected growth in, and market size of, the digital entertainment, e-commerce and digital financial services industries in the markets where we operate, including segments within those industries;
•	expected changes in our revenue, costs or expenditures;
•	our ability to continue to source, develop and offer new and attractive online games and to offer other engaging digital entertainment content;
•	the expected growth of our digital entertainment, e-commerce and digital financial services businesses;
•	our expectations regarding growth in our user base, level of engagement and monetization;
•	our ability to continue to develop new technologies and/or upgrade our existing technologies;
•	our expectation regarding the use of proceeds from our financing activities, including offerings made pursuant to this prospectus and any applicable prospectus supplement;
•	growth and trends of our markets and competition in our industries;
•	government policies and regulations relating to our industries;
•	general economic and business conditions in our markets; and
•
the impact of widespread health developments, including the COVID-19 pandemic, and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shutdowns and other restrictions on travel and commercial, social and other activities, and availability of effective vaccines or treatments) which could, among other things, impact the business and manufacturing activities of our ecosystem participants, disrupt the global supply chain including those of our sellers on our platforms and merchant partners, and negatively affect consumer discretionary spending.

You should read this prospectus and the information incorporated by reference herein with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections in or incorporated by reference in this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements are made only as of the date of this prospectus and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.
iii

CORPORATE INFORMATION
This is only a summary and may not contain all of the information that is important to you. You should carefully read this prospectus, any accompanying prospectus supplement, and any other offering materials, together with the information described under the heading “Where You Can Find More Information About Us.”
Sea Limited
We are a leading global consumer internet company founded in Singapore in 2009. Our mission is to better the lives of consumers and small businesses with technology. We operate three core businesses across digital entertainment, e-commerce, as well as digital payments and financial services, known as Garena, Shopee, and SeaMoney, respectively. Garena is a leading global online games developer and publisher. Shopee is the largest pan-regional e-commerce platform in Southeast Asia and Taiwan. SeaMoney is a leading digital payments and financial services provider in Southeast Asia.
For more information about us, see “Item 4. Information on the Company” in our Form 20-F and our Report on Form 6-K furnished with the SEC on September 8, 2021.
Our principal executive offices are located at 1 Fusionopolis Place, #17-10, Galaxis, Singapore 138522. Our telephone number at this address is +65 6270-8100. Our registered office in the Cayman Islands is at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our corporate website is www.sea.com. The information contained on our website is not part of this prospectus.

RISK FACTORS
You should carefully consider the risks described under “Item 3. Key Information—D. Risk Factors” in our Form 20-F, included in any applicable prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations, and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information About Us.”

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplements.

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company and our affairs are governed by our eighth amended and restated memorandum and articles of association, or our memorandum and articles of association, and the Companies Act (As Revised) of the Cayman Islands, or Companies Act, and the common law of the Cayman Islands.
Our authorized share capital is US$7,500,000 divided into (i) 14,800,000,000 Class A ordinary shares with a par value of US$0.0005 each and (ii) 200,000,000 Class B ordinary shares with a par value of US$0.0005 each. As of August 31, 2021, 387,329,057 Class A ordinary shares and 152,175,703 Class B ordinary shares were issued and outstanding. All of our issued and outstanding ordinary shares are fully paid.
The following are summaries of material provisions of our memorandum and articles of association and the Companies Act as they relate to the material terms of our ordinary shares.
Exempted Company
We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:
•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;
•	an exempted company is not required to open its register of members for inspection;
•	an exempted company does not have to hold an annual general meeting;
•	an exempted company may issue no par value, negotiable or bearer shares;
•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•	an exempted company may register as a limited duration company; and
•	an exempted company may register as a segregated portfolio company.
Ordinary Shares
General
All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our eighth amended and restated memorandum and articles of association prohibit us from issuing bearer or negotiable shares. We will issue only non-negotiable shares in registered form, which will be issued when registered in our register of members.
Dividends
The holders of our ordinary shares are entitled to receive such dividends as may be declared by our board of directors subject to our memorandum and articles of association and the Companies Act.
In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, dividends may be paid only out of profits, which include net earnings and retained earnings undistributed in prior years, and out of share premium, a concept analogous to paid-in surplus in the United States. No dividend may be declared and paid unless our directors determine that, immediately after the payment, we will be able to pay our debts as they fall due in the ordinary course of business and we have funds lawfully available for such purpose.

Register of Members
Under Cayman Islands law, we must keep a register of members and there must be entered therein:
•
the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) of the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and
•	the date on which any person ceased to be a member.
Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Our register of members has been, and will be, updated to record and give effect to the issue of Class A ordinary shares by us to The Bank of New York Mellon, as the depositary (or its custodian or nominee). Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name.
If the name of any person is, without sufficient cause, entered in or omitted from the register of members, or if default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member, the person or member aggrieved or any member or the company itself may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.
Classes of Ordinary Shares; Conversion
Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Except for conversion rights and voting rights and certain approval rights, the Class A ordinary shares and Class B ordinary shares carry equal rights and rank pari passu with one another, including the rights to dividends and other capital distributions.
Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, subject to certain restrictions agreed upon in an irrevocable proxy between our founder, Forrest Xiaodong Li, and Tencent Holdings Limited and its affiliates, or Tencent. Under the irrevocable proxy, Tencent has agreed to grant an irrevocable proxy with respect to its Class B ordinary shares to our founder for any matters concerning the size and/or composition of our board that require a shareholder vote, including, any resolution to approve, authorize or confirm any increase or decrease in the number of or any minimum or maximum number of directors of the board, any appointment or election of any new director or directors of the Company, and any removal or replacement of any existing director or directors of the Company. Our founder has agreed to vote all of such Class B ordinary shares at the direction of Tencent for the election, removal and replacement of one member of the board, provided the nominee is qualified and permitted to serve on the board under applicable law and stock exchange rules. For all other matters that require shareholder vote, Tencent granted our founder an irrevocable proxy with respect to a portion of its Class B ordinary shares.
In addition, upon any sale, transfer, assignment or disposition of ownership in any Class B ordinary shares by a holder thereof or the direct or indirect transfer or assignment of the voting power attached to such Class B ordinary shares through voting proxy or otherwise to any person or entity which is not a permitted transferee, such Class B ordinary shares will automatically convert into an equal number of Class A ordinary shares. Permitted transferees of our founder include certain of his relatives so long as our founder keeps voting rights over the Class B ordinary shares held by such transferees, and for Tencent include certain of its affiliates. Upon termination of the Tencent irrevocable proxy, all issued and outstanding Class B ordinary shares will automatically convert into an equal number of Class A ordinary shares (subject to the exception described below). The Tencent irrevocable proxy will terminate upon the earliest of (i) the tenth anniversary of the completion of our initial public offering, which can be extended if the parties agree; (ii) our founder voluntarily ceasing to be our group chief executive officer; (iii) the death or permanent incapacity of our founder; (iv) our founder failing to spend at least half of all work days, excluding certain leaves, in any given calendar year on our business; (v) our founder voting the proxy shares on the Tencent director matter contrary to the written direction of Tencent; or (vi) the mutual agreement of the parties. However, if upon the tenth anniversary of the completion of our initial public offering the number of issued and outstanding Class B ordinary shares held by Tencent is less than 50% of the total number of issued and outstanding Class B ordinary shares held by it immediately after the completion of our initial public offering, all of the Class B ordinary shares then held by Tencent will automatically convert into an equal number of Class A ordinary shares, and all of the Class B ordinary shares held by our founder and his permitted transferees will not convert into Class A ordinary shares until the earliest of an additional ten years or any of the events described in (ii), (iii) and (iv) above. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances and no Class B ordinary shares are to be issued after our initial public offering.
Voting Rights
Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company. Holders of Class A ordinary shares and Class B ordinary shares shall at all times vote together as one class on all resolutions submitted to a vote for shareholders’ approval or authorization, except for certain class consents required under our memorandum and articles of association. Each Class A ordinary share shall be entitled to one vote, and each Class B ordinary share shall be entitled to three votes, on all matters subject to the vote at general meetings of our company. At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast in a general meeting. A special resolution requires the affirmative vote of 75% of the votes cast in a general meeting initially and, upon the earliest of (i) the termination of the irrevocable proxy between our founder and Tencent relating to the size and/or composition of our board, (ii) the proxy between the same relating to other matters or (iii) the transfer of all the Class B ordinary shares held by Tencent to any person or entity which is not a permitted transferee of Tencent, then two-thirds of the votes cast in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important matters such as making changes to our memorandum and articles of association.
General Meetings and Shareholder Proposals
As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors.
Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition a special meeting of the shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
A quorum required for a meeting of shareholders consists of one or more shareholders holding, in aggregate, not less than 40% of the votes attaching to all issued and outstanding shares of our company present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Advance notice of at least seven calendar days is required for the convening of our annual general meeting and other shareholders meetings.
Transfer of Ordinary Shares
Subject to the restrictions in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of such shareholder’s ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;
•	the instrument of transfer is properly stamped, if required;
•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;
•	the ordinary shares transferred are free of any lien in favor of us; or
•	a fee of such maximum sum as the New York Stock Exchange may determine to be payable, or such lesser sum as the board of directors may from time to time require, is paid to us in respect thereof.
If our directors refuse to register a transfer they are obligated to, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of the designated stock exchange, be suspended at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as our board of directors may determine.
Issuance of Additional Shares
Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Our memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:
•	the designation of the series;
•	the number of shares of the series;
•	the dividend rights, dividend rates, conversion rights, voting rights; and
•	the rights and terms of redemption and liquidation preferences.
Our board of directors may issue preference shares without further action by our shareholders to the extent authorized but unissued (other than issue additional supervoting shares, which will require the consent of holders of not less than 80% of the issued and outstanding Class B ordinary shares). Issuance of these shares may dilute the voting power of holders of ordinary shares.
Liquidation
On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them. We are a “limited liability” company registered under the Companies Act, and under the Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our memorandum and articles of association contains a declaration that the liability of our members is so limited.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least fourteen calendar days prior to the specified time and place of payment. The ordinary shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.
Redemption, Repurchase and Surrender of Ordinary Shares
We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or are otherwise authorized by our memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares
The rights attached to our Class B ordinary shares may be varied only when at least 80% of the issued and outstanding Class B ordinary shares provide written consent or at a separate meeting pass a resolution by holders of not less than 80% of the issued and outstanding Class B ordinary shares to sanction such variation. The rights attached to any other class of shares may, unless otherwise provided by the terms of issue of the shares of or the rights attaching to that class, be materially adversely varied only with the written consent of the holders of a majority of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.
Inspection of Books and Records
Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (save for our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders). However, we will file our annual audited financial statements with the SEC. See “Incorporation of Documents by Reference.”
Changes in Capital
Our shareholders may from time to time by ordinary resolutions:
•	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution prescribes;
•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;
•	convert all or any of its paid-up shares into stock and reconvert the stock into paid-up shares of any denomination;
•
sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our eighth amended and restated memorandum of association; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; and

•
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital and any capital redemption reserve in any manner authorized by law.
Special Approvals
Our memorandum and articles of association provide that any amendment of any terms of Class B ordinary shares, any change of control of our company upon merger or consolidation, scheme of arrangement or other similar transactions, the sale or exclusive license of all or substantially all of our intellectual property, or any issuance of shares carrying more than one vote per share, shall require the separate approval of at least 80% of the issued and outstanding Class B ordinary shares.
Preference Shares
Under our memorandum and articles of association, we are authorized to issue preference shares, in one or more series with the designations and the relative voting, dividend, liquidation, conversion, redemption, and other rights and preferences fixed by our board of directors. Our board of directors may issue preference shares without any approval by our shareholders, save that any creation or issue or designation of any class of shares that carry more than one vote per share requires the consent in writing of the holders of not less than 80% of the issued and outstanding Class B ordinary shares or with the sanction of a resolution passed by the holders of not less than 80% of the issued and outstanding Class B ordinary shares at a separate meeting of the holders of that class.
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to Delaware corporations and their shareholders.
Mergers and Similar Arrangements
The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertakings, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertakings, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she may otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•	the statutory provisions as to the required majority vote have been met;
•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.
The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected (within four months), the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If the arrangement and reconstruction is thus approved, or a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits
In principle, we will normally be the proper plaintiff in any action or proceedings to be brought in respect of a wrong committed against us, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or a derivative action in the name of, a company to challenge the following acts in the following circumstances:
•	a company acts or proposes to act illegally or ultra vires;
•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and
•	those who control the company are perpetrating a “fraud on the minority.”
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation.
A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a personal profit out of his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third-party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the English and commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Under our memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract or transaction with our company must declare the nature of their interest at a meeting of the board of directors. Subject to the New York Stock Exchange listing rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract notwithstanding his interest.
Shareholder Action by Written Resolution
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
Cayman Islands law does not provide shareholders any right to put proposal before a general meeting and provides limited rights for shareholders to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition a shareholders’ meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before a meeting. As an exempted Cayman Islands company, we may, but are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed by an ordinary resolution. Further, pursuant to our memorandum and articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors generally; (ii) dies or is found to be of unsound mind; (iii) resigns his office by notice in writing to our company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (v) is removed pursuant to any other provisions of our memorandum and articles of association.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date on which such person becomes an interested shareholder. An interested shareholder generally is one which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquiror to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquiror of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of a company are required to comply with the fiduciary duties which they owe to the company under Cayman Islands law, including the duty to ensure that, in their opinion, any such transactions entered into must be bona fide in the best interests of the company, for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution and Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The Delaware General Corporation Law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under the Companies Act, our company may be dissolved, liquidated or wound up by a special resolution, or by an ordinary resolution on the basis that our company is unable to pay its debts as they fall due. Under Cayman Islands law, the court also has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares
If at any time, our share capital is divided into different classes of shares, under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association and as permitted by the Companies Act, the rights attached to our Class B ordinary shares may be varied only with the consent in writing of the holders of not less than eighty per cent (80%) of the issued and outstanding Class B ordinary shares or with the sanction of a resolution passed by the holders of not less than eighty per cent (80%) of the issued and outstanding Class B ordinary shares at a separate meeting of the holders of the Class B ordinary shares. The rights attached to any other class of shares may, unless otherwise provided by the terms of issue of the shares of or the rights attaching to that class, be materially adversely varied only with the written consent of the holders of a majority of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As required by the Companies Act, our restated memorandum and articles of association may only be amended by a special resolution of our shareholders.
Inspection of Books and Records
Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.
Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (save for our memorandum and articles of association, register of mortgages and charges and special resolutions of our shareholders). However, we intend to continue to provide our shareholders with our annual audited financial statements.
Anti-takeover Provisions
Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Rights of Non-resident or Foreign Shareholders
There are no limitations imposed by foreign law or by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our eighth amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, registers and delivers the American Depositary Shares (ADSs). Each ADS represents one Class A ordinary share (or a right to receive one Class A ordinary share) deposited with The Hong Kong and Shanghai Banking Corporation Limited, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
A holder may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in such holder’s name, or (ii) by having uncertificated ADSs registered in such holder’s name, or (B) indirectly by holding a security entitlement in ADSs through such holder’s broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If a holder holds ADSs directly, such holder is a registered ADS holder, also referred to as an ADS holder. This description assumes a holder holds ADSs directly. If a holder holds the ADSs indirectly, such holder must rely on the procedures of such holder’s broker or other financial institution to assert the rights of ADS holders described in this section and should consult with such holder’s broker or financial institution to find out what those procedures are.
We will not treat an ADS holder as one of our shareholders and an ADS holder will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the Class A ordinary shares underlying the ADSs. A registered holder of ADSs will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.
Dividends and Other Distributions
How will ADS holders receive dividends and other distributions on the shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. ADS holders receive these distributions in proportion to the number of shares their ADSs represent.
Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation” for additional information. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, ADS holders may lose some or all of the value of the distribution.
Shares. The depositary may, and shall if we so request in writing, distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will try to sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.
Rights to Purchase Additional Shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders,

(ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, ADS holders will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that ADS holders may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to the ADS holders.
Deposit, Withdrawal and Cancelation
How are ADSs issued?
The depositary will deliver ADSs if a holder or a holder’s broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names such holder requests and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
ADS holders may surrender their ADSs, for the purpose of withdrawal, at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at the holder’s request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge the holder a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
ADS holders may surrender their ADR to the depositary for the purpose of exchanging their ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do ADS holders vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. See “Description of Share Capital” for more information on the voting rights of our Class A ordinary shares underlying the ADSs. If we request the depositary to solicit the holders’ voting instructions (and we are not required to do so), the depositary will notify the holders of a shareholders’ meeting and send or make voting materials available to them. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our memorandum and articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit a holder’s voting instructions, such holder can still send voting instructions, and, in that case, the depositary may try to vote as such holder instructs, but it is not required to do so.
Except by instructing the depositary as described above, ADS holders won’t be able to exercise voting rights unless they surrender their ADSs and withdraw the shares. However, the holders may not know about the meeting enough in advance to withdraw the shares.
If we timely asked the depositary to solicit ADS holders’ instructions at least 30 days before the meeting date but the depositary does not receive voting instructions from an ADS holder by the specified date, the depositary will consider such ADS holder to have authorized and directed the depositary to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by their ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions to be voted upon unless we notify the depositary that:
•	we do not wish to receive a discretionary proxy;
•	there is substantial shareholder opposition to the particular question; or
•	the particular question would have an adverse impact on our shareholders.
We are required to notify the depositary if one of the conditions specified above exists.
We cannot assure ADS holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that the holders may not be able to exercise voting rights and there may be nothing they can do if their shares are not voted as they requested.
In order to give ADS holders a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon as far in advance of the meeting date as practicable. Under our memorandum and articles of association, the minimum notice period required to convene a general meeting is seven days.
Fees and Expenses
Persons depositing or withdrawing shares or ADS holders must pay:	For:
US$5.00 (or less) per 100 ADSs (or portion thereof)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancelation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

US$0.05 (or less) per ADS (or portion thereof)	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to ADS holders had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

Persons depositing or withdrawing shares or ADS holders must pay:	For:
US$0.05 (or less) per ADS (or portion thereof) per annum	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when ADS holders deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement)

Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.
Payment of Taxes
ADS holders will be responsible for any taxes or other governmental charges payable on such holders’ ADSs or on the deposited securities represented by any of such holders’ ADSs. The depositary may refuse to register any transfer of holders’ ADSs or allow such holders to withdraw the deposited securities represented by their ADSs until those taxes or other charges are paid. It may apply payments owed to such holders or sell deposited securities represented by such holders’ ADSs to pay any taxes owed and they will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancelation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as change in nominal value, a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful or practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask ADS holders to surrender their outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are canceled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without the holders’ consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, a holder is considered, by continuing to hold the ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:
•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;
•	we delist the ADSs from an exchange on which they were listed and do not list the ADSs on another exchange;
•	we appear to be insolvent or enter insolvency proceedings;
•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;
•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or
•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
After termination, our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;
•
are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;
•
are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on an ADS holder’s behalf or on behalf of any other person;
•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system;
•	may rely on any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person; and
•
the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;
•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.
The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
ADS Holders’ Right to Receive the Shares Underlying Such Holders’ ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
•
when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when such holders owe money to pay fees, taxes and similar charges; or
•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.
This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder Communications; Inspection of Register of Holders of ADSs
The depositary will make available for ADS holders inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send such holders copies of those communications or otherwise make those communications available to such holders if we ask it to. ADS Holders have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

DESCRIPTION OF DEBT SECURITIES
The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act”. The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in our debt securities.
The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
•	the title and any limit on the aggregate principal amount of the debt securities;
•	whether the debt securities will be secured or unsecured;
•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;
•	whether the debt securities are convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable;
•	the percentage or percentages of principal amount at which such debt securities will be issued;
•	the interest rate(s) or the method for determining the interest rate(s);
•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
•	the record dates for the determination of holders to whom interest is payable or the method for determining such dates;
•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;
•	redemption or early repayment provisions;
•	authorized denominations if other than minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof;
•	the form of the debt securities;
•	amount of discount or premium, if any, with which such debt securities will be issued;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;
•	the identity of the depositary for global securities;
•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
•	any provisions for the defeasance of the particular debt securities being issued in whole or in part;
•	any addition or change in the provisions related to satisfaction and discharge;

•	any restriction or condition on the transferability of the debt securities;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;
•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;
•	place or places where notices and demands relating to the debt securities and the indentures may be made;
•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;
•	any index or formula used to determine the amount of payments of principal of, premium (if any) or interest on the debt securities and the method of determining these amounts;
•	any provisions relating to compensation and reimbursement of the trustee;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and
•	any other terms of the debt securities.
General
We may sell the debt securities, including original issue discount securities, at par or at greater than de minimis discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. Such additional debt securities will have the same terms and conditions as the applicable series of debt securities in all respects (or in all respects except for the issue date, the issue price or the first payment of interest), and will vote together as one class on all matters with respect to such series of debt securities. We shall not issue any additional debt securities with the same CUSIP, ISIN or other identifying number as outstanding debt securities issued hereunder unless the additional debt securities are fungible with such outstanding debt securities for U.S. federal income tax purposes. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Form, Exchange and Transfer
The debt securities will be issued in fully registered form without interest coupons and, unless otherwise indicated in the applicable prospectus supplement, in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.
The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. You may exchange or transfer your registered debt securities at the specified office of the registrar. We may also arrange for additional registrars, and may change registrars. We may also choose to act as our own registrar.
You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the registrar with a written instrument of transfer satisfactory in form to the registrar.
Payment and Paying Agents
If your debt securities are in definitive registered form, we will pay interest to you if you are listed in the registrar’s records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt securities on the interest due date. That particular day is called the “record date” and will be stated in the applicable prospectus supplement.
We will pay interest, principal, additional amounts and any other money due on global registered debt securities pursuant to the applicable procedures of the depositary. These offices are called “paying agents.” We may also choose to pay interest by mailing checks. We may also arrange for additional payment agents, and may change these agents, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent.
Subject to applicable law governing abandoned property, regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, or if then held by us, discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.
Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
All payments of principal, premium, if any, and interest made by or on behalf of us in respect of any debt securities shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which we or any successor to us is, for tax purposes, organized or resident or doing business (each, as applicable, a “Relevant Taxing Jurisdiction”) or through which payment is made or deemed made (together with each Relevant Taxing Jurisdiction, a “Relevant Jurisdiction,” and in each case, any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, we shall pay to each holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the holders after such withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amounts that would have been received by such holders had no such withholding or deduction been required; provided that no Additional Amounts will be payable:
(i)	for or on account of:
(A)	any tax, duty, assessment or other governmental charge that would not have been imposed but for:
(1)
the existence of any present or former connection between the holder or beneficial owner of such debt security and the Relevant Jurisdiction, other than merely holding such debt security or the receipt of payments thereunder, including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2)
the presentation of such debt security (in cases in which presentation is required) more than 30 calendar days after the later of the date on which the payment of the principal of and interest on such debt security became due and payable pursuant to the terms thereof or was made or duly provided for;

(3)
the failure of the holder or beneficial owner to comply with a timely request from the company, addressed to the holder, to provide certification, information, documents or other evidence concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable; or
(4)
the presentation of such debt security (in cases in which presentation is required) for payment in the Relevant Jurisdiction, unless such Debt security could not have been presented for payment elsewhere;

(B)	any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;
(C)	any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments or deliveries under or with respect to the debt securities;
(D)
any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the Code (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(E)	any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (A), (B), (C) or (D).
With respect to any payment of the principal of and interest on such debt security to a holder, if the holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the holder thereof.
The trustee and the paying agent shall also be entitled to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA and any regulations or agreements thereunder or official interpretations thereof.
Any reference in the indenture or the debt securities in any context to the payment of principal of and interest on any debt security or any other amount payable with respect to such debt security, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable with respect to that amount pursuant to Section 6.05 of the indenture.
If we are required to make any deduction or withholding from any payments or deliveries with respect to the debt securities, it will deliver to the trustee and the holders official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted.
The trustee shall have no obligation to determine whether any Additional Amounts are payable under the indenture or the amount thereof.
Our obligation to make payments of Additional Amounts shall survive termination or discharge of the indenture.
Tax Redemption
Each series of debt securities may be redeemed at any time, at our option, in whole but not in part, upon written notice as described below, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, if (i) as a result of any change in, or amendment to, the laws or regulations of the Relevant Jurisdiction (or, in the case of Additional Amounts payable by a successor Person to us, the applicable Successor Jurisdiction), or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the applicable series of debt securities (or, in the case of Additional Amounts payable by a successor Person to us, the date on which such successor Person to us became a successor to us pursuant to the applicable provisions of the indenture) (a “Tax Change”), we or any such successor Person to us is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium (if any) or interest in respect of such debt securities and (ii) such obligation cannot be avoided by us or any such successor Person to us taking reasonable measures available to it, provided that changing our or such successor Person’s jurisdiction is not a reasonable measure for purposes of this section.
Prior to the giving of any notice of redemption of debt securities pursuant to the foregoing, we or any such successor Person to us shall deliver to the trustee (i) a notice of such redemption election, (ii) an opinion of counsel or an opinion of an independent tax consultant to the effect that we or any such successor Person to us is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change and (iii) an officer’s certificate from us or any such successor Person to us, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by us or any such successor Person to us taking reasonable measures available to it. The trustee shall be entitled to rely conclusively upon such certificate and opinion as sufficient evidence of the conditions precedent described above, in which event it shall be conclusive and binding on the relevant holders.
Notice of redemption of debt securities as provided above shall be given to the holders earlier than 90 days prior to the earliest date on which we or any such successor Person to us would be required to pay Additional Amounts if a payment in respect of such debt securities was then due. Notice having been given, the debt securities of that series shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in that series of the debt securities. From and after the redemption date, if moneys for the redemption of such debt securities shall have been made available as provided in the indenture for redemption on the redemption date, the debt securities of such series shall cease to bear interest, and the only right of the holders of such debt securities shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.
Open Market Purchases
We may, in accordance with all applicable laws and regulations, at any time purchase the debt securities issued under the indenture in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the indenture. The debt securities so purchased, while held by us or our affiliates, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder.
Modification and Waiver
The indenture contains provisions permitting us and the trustee, without the consent of the holders of the applicable series of debt securities, to execute supplemental indentures for certain enumerated purposes in the indenture and, with the consent of the holders of not less than a majority in aggregate principal amount of the applicable series of debt securities then outstanding under the indenture, to add, change, eliminate or modify in any way the provisions of the indenture or any supplemental indentures or to change or modify in any manner the rights of the holders of such debt securities. We and the trustee may not, however, without the consent of each holder of the debt securities of the applicable series affected thereby:
(i)	change the Stated Maturity of any debt security;
(ii)	reduce the principal amount of, payments of interest on or stated time for payment of interest on any debt security;
(iii)	change any obligation of ours to pay Additional Amounts with respect to any debt security;
(iv)	change the currency of payment of the principal of, premium (if any) or interest on any debt security;
(v)	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;
(vi)	impair the right to institute suit for the enforcement of any payment due on or with respect to any debt security;
(vii)	reduce the above stated percentage of outstanding debt securities necessary to modify or amend the indenture;

(viii)
reduce the percentage of the aggregate principal amount of outstanding debt securities of that series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

(ix)	modify the provisions of the indenture with respect to modification and waiver;
(x)
amend, change or modify any provision of the indenture or the related definition affecting the ranking of any series of debt securities in a manner which adversely affects the holders of such debt securities; or

(xi)
reduce the amount of the premium payable upon the redemption or repurchase of any series of debt securities or change the time at which any series of debt securities may be redeemed or repurchased as described above under “—Tax Redemption” or as described in the applicable prospectus supplement.

The holders of not less than a majority in principal amount of the debt securities of any series then outstanding may on behalf of all holders of the debt securities of that series waive any existing or past Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default (i) in the payment of principal of, premium (if any) or interest on (or Additional Amount payable in respect of), the debt securities of such series then outstanding, in which event the consent of all holders of the debt securities of such series then outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each debt security of such series then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of that series of debt securities, whether or not they have given consent to such waivers, and on all future holders of such debt securities, whether or not notation of such waivers is made upon such debt securities. Any instrument given by or on behalf of any holder of a debt security of that series in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such debt security.
Notwithstanding the foregoing, without the consent of any holder of the securities, we and the trustee may amend the indenture and the relevant debt securities to, among other things:
(i)
cure any ambiguity, omission, defect or inconsistency contained in the indenture or in any supplemental indenture; provided, however, that such amendment does not materially and adversely affect the rights of holders as determined by us;

(ii)
evidence the succession of another corporation to our company, or successive successions, and the assumption by such successor of the covenants and obligations of our company contained in the debt securities of one or more series and in the indenture or any supplemental indenture;

(iii)	comply with the rules of any applicable depositary;
(iv)	secure any series of debt securities;
(v)
add to the covenants and agreements of our company, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the holders of all or any series of the debt securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of debt securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon our company;

(vi)	make any change in any series of debt securities that does not adversely affect the legal rights under the indenture of any holder of such debt securities in any material respect;
(vii)
evidence and provide for the acceptance of an appointment under the indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms thereof;

(viii)
conform the text of the indenture or any series of the debt securities to any provision of this “Description of Debt Securities” to the extent that such provision in this prospectus was intended to be a verbatim recitation of a provision of the indenture or such series of the debt securities as evidenced by an officer’s certificate;

(ix)
make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities as permitted by the indenture, including, but not limited to, facilitating the issuance and administration of any series of the debt securities or, if incurred in compliance with the indenture, additional debt securities; provided, however, that (A) compliance with the indenture as so amended would not result in any series of the debt securities being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer debt securities;

(x)
change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(xi)	make any amendment to the indenture necessary to qualify the indenture under the Trust Indenture Act;
(xii)	add guarantors or co-obligors with respect to any series of debt securities; and
(xiii)
establish the form and terms of debt securities of any series as permitted under the indenture, or to provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture, or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the indenture by any holder given in connection with a tender of such holder’s debt securities will not be rendered invalid by such tender. After an amendment, supplement or waiver under the indenture becomes effective, we are required to give to the holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.
Consolidation, Merger and Sale of Assets
The indenture provides that we may not consolidate with or merge into any other Person in a transaction in which we are not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any Person unless:
(i)
any Person formed by such consolidation or into which we are merged or to whom we have conveyed, transferred or leased our properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the United States or any State thereof or the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda, Singapore or Hong Kong and such Person expressly assumes by an indenture supplemental to the indenture all of our obligations under the indenture and the debt securities issued under the indenture, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

(ii)
immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)
we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indentures comply with the indenture and that all conditions precedent therein relating to such transaction have been complied with and, with respect to such opinion of counsel, that such supplemental indenture constitutes our, or our successor's valid and binding obligation, as applicable, enforceable against us or our successor, as applicable, in accordance with its terms (subject to customary exceptions).
Payments for Consent
We will not, and will not permit any of our Consolidated Affiliated Entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of debt securities of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the debt securities of such series unless such consideration is offered to be paid and is paid to all holders of the relevant series of debt securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.
Events of Default
Under the terms of the indenture, each of the following constitutes an Event of Default for a series of debt securities unless, as otherwise stated in the applicable prospectus supplement, it is either inapplicable to a particular series or it is specifically deleted or modified:
(a)
we default in the payment of principal or premium, if any, in respect of a debt security of such series when due and payable (whether at stated maturity or upon declaration of acceleration, redemption or otherwise under the indenture);

(b)	we default in the payment of interest on a debt security of such series when due and payable, which default shall have continued unremedied for a period of 30 calendar days;
(c)
we default in the performance of or breaches any covenant or agreement in the indenture or in respect of the debt securities of such series (other than a default specified in clause (a) or (b) above) and such default or breach continues unremedied (or without provision deemed to be adequate for the remedying thereof) for a period of 90 consecutive calendar days after written notice specified below shall have been given to us;

(d)
we, pursuant to or within the meaning of any bankruptcy, insolvency or other similar law now or hereafter in effect applicable to us for the relief of debtors (“Bankruptcy Law”), shall (1) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to us or our debts, (2) consent to the entry of an order for relief against it in an involuntary case or other proceeding, (3) consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official under any Bankruptcy Law (“Custodian”) of us or our property substantially in the entirety, (4) consent to the taking possession by a Custodian of us or our property substantially in the entirety, or (5) make a general assignment for the benefit of our creditors;

(e)
an involuntary case or other proceeding shall be commenced against us under any Bankruptcy Law by a court of competent jurisdiction seeking liquidation, reorganization or similar relief with respect to us or our debts or seeking the appointment of a Custodian of us or our property substantially in the entirety, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 120 consecutive calendar days; or

(f)	the occurrence of any other event of default with respect to debt securities of such series as provided in Section 3.01 of the indenture;
provided, however, that a default under the above will not constitute an event of default until the trustee provides written notice to us or the holders of 25% or more in aggregate principal amount of the debt securities of such series then outstanding provide written notice to us and the trustee of the default and we do not cure such default within the time specified above after receipt of such notice. In the case of such notice given to us by the holders, we will provide a copy of such notice to the trustee.
Notwithstanding the foregoing provisions, if the principal or any premium or interest on any debt security is payable in a currency other than the currency of the United States and such currency is not available to us for making payment thereof due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of the debt securities by making such payment in the currency of the United States in an amount equal to the currency of the United States equivalent of the amount payable in such other currency, as determined by our agent in accordance with the indenture by reference to the noon buying rate in The City of New York for cable transfers for such currency (“Exchange Rate”), as such Exchange Rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate.
Notwithstanding the foregoing provisions, any payment made under such circumstances in the currency of the United States where the required payment is in a currency other than the currency of the United States will not constitute an event of default under the indenture.
Legal Defeasance and Covenant Defeasance
The indenture will provide that we may at our option and at any time elect to have all of our obligations discharged with respect to the outstanding debt securities of a series (“Legal Defeasance”) except for:
(1)
the rights of holders of the debt securities of that series that are then outstanding to receive payments in respect of the principal of, or interest or premium on such debt securities when such payments are due from the trust referred to below;

(2)
our obligations with respect to the debt securities of that series concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee for the debt securities of that series, and our obligations in connection therewith; and
(4)	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture for the debt securities of that series.
The indenture will provide that, we may, at our option and at any time, elect to have our obligations with respect to the outstanding debt securities of a series released with respect to certain covenants (including our obligations under the headings “Consolidation, Merger and Sale of Assets” and “Payments for Consents”) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default” will no longer constitute an Event of Default.
The indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:
(1)
we must irrevocably deposit with the trustee or the paying agent, in trust, for the benefit of the holders of all debt securities of that series subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government Obligation, or a combination of cash in U.S. dollars and U.S. Government Obligation, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on such notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

(2)
in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel of recognized standing with respect to U.S. federal income tax matters that is acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel of recognized standing with respect to U.S. federal income tax matters that is acceptable to the trustee confirming that the beneficial owners of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)
no Default or Event of Default with respect to the debt securities of that series must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)
we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of that series over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(6)
we must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect with respect to debt securities of a series (except for certain surviving rights to the trustee) when:
(1)	either:
(a)
all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the paying agent for cancellation; or

(b)
all debt securities of that series that have not been delivered to the paying agent for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee or the paying agent as trust funds in trust solely for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, U.S. Government Obligation, or a combination of cash in U.S. dollars and U.S. Government Obligation, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the paying agent for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default under the indenture has occurred and is continuing with respect to the debt securities of that series on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;

(3)	we have paid or caused to be paid all sums payable by us under the indenture with respect to the debt securities of that series; and
(4)
we have delivered irrevocable instructions to the trustee or the paying agent (as the case may be) under the indenture to apply the deposited money toward the payment of the debt securities of that series at maturity or the redemption date, as the case may be.

In addition, we shall deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
The trustee under the indenture will be Wilmington Trust, National Association. Pursuant to the indenture, the trustee will be designated by us as the initial paying and transfer agent and registrar for the debt securities. The corporate trust office of the trustee is currently located at 246 Goose Lane, Suite 105, Guilford, Connecticut 06437.
The indenture provides that the trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth therein. If an Event of Default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
Whenever the trustee shall have discretion or permissive power in accordance with the indenture or the law, the trustee may decline to exercise the same in the absence of approval by the holders and shall have no obligation to exercise the same unless it has received pre-funding, been indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims, actions or demands to which it may render itself liable and all costs, damages, charges, expenses and liabilities which it may incur by so doing. The trustee in its various capacities shall in no event be responsible for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, goodwill or opportunity), whether or not foreseeable, even if the trustee has been advised of the possibility of such loss or damage and regardless of the form of action.
Subject to the terms of the indenture and the Trust Indenture Act, the trustee is permitted to engage in other transactions with our company and its affiliates and can profit therefrom without being obliged to account for such profit; and the trustee shall not be under any obligation to monitor any conflict of interest, if any, which may arise between itself and such other parties. The trustee may have interest in, or may be providing, or may in the future provide financial services to other parties.
Currency Indemnity
To the fullest extent permitted by law, our obligations to any holder of debt securities under the indenture or the applicable series of debt securities, as the case may be, shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such holder or the trustee, as the case may be, of any amount in the Judgment Currency, such holder or the trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the trustee, as the case may be, in the Agreement Currency, we agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the trustee, as the case may be, agrees to pay to or for our account such excess, provided that such holder shall not have any obligation to pay any such excess as long as a default by us in our obligations under the indenture or the debt securities of such series has occurred and is continuing, in which case such excess may be applied by such holder to such obligations.
Notices
Notices to holders of debt securities will be mailed to them (or the first named of joint holders) by first class mail (or, if first class mail is unavailable, by airmail) at their respective addresses in the register; provided that notices to holders of global securities will be provided in accordance with the procedures of the depository.
Governing Law and Consent to Jurisdiction
The indenture and the debt securities will be governed by and will be construed in accordance with the laws of the State of New York. We have agreed that any action arising out of or based upon the indenture may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. We have appointed Puglisi & Associates, as our agent upon which process may be served in any such action.
We have agreed that, to the extent that we are or become entitled to any sovereign or other immunity, we will waive such immunity in respect of our obligations under the indenture.
Certain Definitions
Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the indenture.
“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the State of New York, the Cayman Islands, Hong Kong, Singapore or a Place of Payment (as defined in the indenture) are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.
“Company” means Sea Limited.
“Consolidated Affiliated Entity” of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of ours.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“holder” in relation to a debt security, means the Person in whose name a debt security is registered in the security register.
“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).
“Preferred Shares,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred in right of payment upon liquidation, dissolution or winding up.
“significant subsidiary” means a Subsidiary of our company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act. Each of our company’s Consolidated Affiliated Entities will be deemed to be a “subsidiary” for the purposes of the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X.
“Stated Maturity” means, when used with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such debt security or such installment of interest is due and payable.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person (or is otherwise required to be consolidated with such Person in accordance with U.S. GAAP). Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of ours.
“Total Equity” as of any date, means the total equity attributable to our shareholders on a consolidated basis determined in accordance with U.S. GAAP, as shown on our consolidated balance sheet for the most recent fiscal quarter.
“U.S. GAAP” refers to generally accepted accounting principles in the United States of America.
“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

DESCRIPTION OF GUARANTEES
We may offer guarantees, including for debt securities of subsidiaries, for consideration that may include cash, consents, or exchanges of existing securities. We may unconditionally guarantee the due and punctual payment of the principal of (and premium, if any) and interest, if any, on debt securities when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise.
Our guarantees will be unsecured. Guarantees on senior debt securities will rank equally with all of our other senior unsecured and unsubordinated obligations.
The guarantees will be governed and construed in accordance with the laws of the State of New York.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of ordinary shares, ADSs, preference shares or debt securities. Warrants may be issued independently or together with ordinary shares, ADSs, preference shares or debt securities offered by any prospectus supplement or other offering materials and may be attached to or separate from any of the offered securities. Each warrant will entitle the holder to purchase the number of ordinary shares, preference shares or ADSs or principal amount of debt securities, as the case may be, at the exercise price and in the manner specified in the prospectus supplement or other offering materials relating to those warrants. Warrants will be issued under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part. The prospectus supplement or other offering materials relating to a particular issue of warrants will describe the terms of the warrants.
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts for the purchase or sale of ordinary shares, ADSs, preference shares or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation, or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.”
The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include the following:
•
whether the purchase contracts obligate the holder to purchase or sell, or both, our ordinary shares, ADSs, preference shares or debt securities, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our ordinary shares, ADSs or preference shares;
•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered global form.
The description in the applicable prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information About Us.” We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.
Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our executive officers, directors and shareholders, be subject to arbitration.
A significant majority of our assets and operations are located in our markets in Southeast Asia, Taiwan and Latin America. In addition, most of our current directors and executive officers are not United States nationals or residents. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.
We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in connection with any offering made pursuant to this prospectus.
Cayman Islands
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the securities laws of the United States or any state in the United States.
Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

TAXATION
Income tax considerations relating to the ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference herein.

PLAN OF DISTRIBUTION
We and any the selling securityholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information, if applicable:
•	the terms of the offering;
•	the names of any underwriters, dealers or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any offering price to the public;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.
Sale through underwriters or dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct sales and sales through agents
We and any selling securityholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us and the selling securityholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We and any selling securityolders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts
If the prospectus supplement indicates, we or the selling securityholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Derivative transactions and hedging
We, any selling securityholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, the selling securityholders or others (or, in the case of derivatives, securities received from us or the selling securityholders in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic auctions
We and any selling securityholders may also make sales through the Internet or through other electronic means. Since we and the selling securityholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the securities offered in any offering made pursuant to this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP.
EXPERTS
Our consolidated financial statements appearing in our annual report on Form 20-F for the fiscal year ended December 31, 2020, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020 has been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report thereon included therein, and incorporated by reference. Such consolidated financial statements are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The offices of Ernst & Young LLP are located at One Raffles Quay, North Tower, Level 18, Singapore 048583.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file or furnish reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. Our SEC filings are also available over the Internet at the SEC’s website at www.sec.gov. Our website is www.sea.com. The information contained on, or linked from, our website is not a part of this prospectus.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
•	Our annual report on Form 20-F for the year ended December 31, 2020 filed with the SEC on April 16, 2021;
•
Our Report on Form 6-K furnished with the SEC on September 8, 2021 that attaches as exhibits our Management’s Discussion and Analysis of Financial Condition and Results of Operations and our Unaudited Interim Condensed Consolidated Financial Statements, both for the six months ended June 30, 2020 and 2021; and

•
With respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC or furnish to the SEC, respectively, on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Our annual report on Form 20-F for the year ended December 31, 2020 contains a description of our business and audited consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Sea Limited
1 Fusionopolis Place, #17-10, Galaxis
Singapore 138522
Tel: +65 6270-8100
Attention: Legal Department
You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.